Exhibit 99.(p)(33)

COMPLIANCE MANUAL

Table of Contents

COMPLIANCE MANUAL OVERVIEW		6
COMPLIANCE PROGRAM		7
ANNUAL REVIEWS		7
REPORTING, INVESTIGATIONS AND ACCOUNTABILITY		8
CONFIDENTIALITY		8
INTERNAL USE		8
SSI ORGANIZATION		9
APPENDIX A to SSI Investment Management LLC Compliance Program Policies and Procedures		10
INTRODUCTION		12
A.	General Procedures	12
B.	Chief Compliance Officer	12
C.	Annual Review	12
D.	Definitions	12
INSIDER TRADING		15
A.	Policy Statement on Insider Trading	15
B.	Procedures to Implement the Firm’s Policies against Insider Trading	18
C.	Employee or Family Member Serving as Director, Officer or Consultant	19
D.	Client Serving as Director, Officer or Consultant	19
E.	Supervisory Procedures	20
PERSONAL SECURITIES TRANSACTIONS		21
A.	Personal Trading Accounts and Reports	21
B.	Personal Trading Approvals	21
C.	Review of Personal Trading Information	22
D.	Client Priority	22
E.	Front Running	22
F.	Restricted List	22
G.	Principal Transactions	23
H.	Private Placements	23
I.	Initial Public Offerings	23
J.	Manipulative Practices	23
CODE OF EMPLOYEE CONDUCT		24
A.	Outside Activities	24
B.	Conflicts of Interest	24
C.	Communications	24
D.	Protection of Client Assets	24
E.	Confidentiality, Proprietary Data and Privacy of Customer Personal Information	24
F.	Evaluating and Updating of the Program	26
G.	Involvement in Litigation/Contacts with the Press	26
H.	Favoritism and Gifts	26
I.	Registration, Licensing and Testing Requirements	26
J.	Qualification of Solicitors	26
EXHIBIT A - Certificate of Receipt Statement of Policies and Procedures		27
EXHIBIT B - Securities Account Disclosure Form and Initial Holdings Report		27

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EXHIBIT B (continued) - List of Securities and Commodities Accounts	29
EXHIBIT B (continued) - Initial Holdings Report	30
EXHIBIT C - Certificate of Compliance	31
EXHIBIT D - Personal Securities Trading Request Form	32
EXHIBIT E - Employee Questionnaire	33
EXHIBIT F – Instant Messaging Agreement	36
EXHIBIT G – Privacy Notice	37
DEFINITIONS	39

MANAGEMENT POLICY	41

TRADE EXECUTION POLICY	44

TRADE ERROR POLICY	46

CLIENT ACCOUNT CROSS TRADES	47

TRADE AGGREGATION AND ALLOCATION POLICIES	48

NEW ISSUE POLICY	50

COMMISSION POLICY	51

A. Directed Brokerage	51
B. Non-Directed Brokerage	51
C. Execution Services.	51

Long-Only Convertible Accounts:	52

A. Directed Brokerage:	52

SOFT DOLLAR POLICY	53

RECONCILIATION PROCEDURES	54

A. Preliminary Reconciliation – Operations Department	55
B. Final Reconciliation – Portfolio Accounting Department	55

PORTFOLIO VALUATION POLICY	56

PROXY VOTING POLICIES AND PROCEDURES STATEMENT	58

A. Certain Definitions	58
B. Use of Proxy Voting Service.	58
C. Discretionary Accounts.	58
D. Non-Discretionary Accounts.	61
E. Records.	61

ANTI-MONEY LAUNDERING POLICIES AND PROCEDURES STATEMENT	62

A. The Firm.	62

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B. Investment Funds and Clients.	63
C. Meetings.	63

RECORDKEEPING AND DOCUMENT RETENTION POLICY & PROCEDURES STATEMENT	64

A. Records That Must Be Maintained Indefinitely	66
B. Procedures for Maintaining Records of Communication With Clients	66
C. Procedures for Storing Records	66
D. E-Mail Record Retention	66
E. Instant Messaging Retention	66

ELECTRONIC RECORDKEEPING PROCEDURES	67

I. INTRODUCTION	67
A. Purposes of the Procedures	67
II. REQUIRED BOOKS AND RECORDS	68
A. Adviser Records	68
B. Fund Records	68
III. RECORDKEEPING RESPONSIBILITY	68
A. Responsibility	68
IV. RECORD TESTING	69
A. Purposes	69
B. Design and Conduct of Record Testing	69
V. MAINTENANCE AND AMENDMENT	69
A. Maintenance	69
B. Amendments and Reporting	69

Schedule 1: Advisors Records	70

Schedule 2: Fund Records	71

Schedule 3: Record Testing of Adviser Records	72

Schedule 4: Record Testing of Fund Records	73

ELECTRONIC COMMUNICATION AND INFORMATION SYSTEMS POLICY	74

NETWORK SECURITY POLICIES AND PROCEDURES	75

A. Overview	75
B. Patching, Mal-ware and Anti-Virus	75
C. Remote Access	75
D. Internal Security	76

AFFILIATED PERSONS POLICIES AND PROCEDURES	77

PRIVATE INVESTMENT PARTNERSHIPS	78

A. List of Private Funds.	78
B. Revision of Offering Circular.	78
C. Exemption from Federal Securities Registration.	78
D. State Securities Laws Applicable to the Offering ("Blue Sky Laws").	79
E. Performance Fee Requirements for the U.S. Funds.	79
F. ERISA Considerations.	79
G. NASD New Issue Rule.	80
H. Federal Commodities Law Considerations	80
I. Investment Company Act.	80
J. Tax Considerations for Foreign Limited Partners of the U.S. Funds.	81

POLITICAL CONTRIBUTIONS POLICIES & PROCEDURES	82

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SSI INVESTMENT MANAGEMENT LLC
COMPLIANCE PROGRAM POLICIES AND PROCEDURES

COMPLIANCE MANUAL OVERVIEW

OVERVIEW

Pursuant to Rule 206(4)-7 promulgated under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), SSI Investment Management LLC ("SSI") has established these Compliance Program policies and procedures (these "Procedures").

A.	Purpose

These Procedures are reasonably designed to:

1.	Prevent Violations,

2.	Detect Violations that have occurred, and

3.	Correct promptly any Violations that have occurred.

B.	Definitions

1.	“Annual Review” has the meaning set forth in Section III.A.1 below.

2.	"Chief Compliance Officer"(“CCO”), designated as Syed Mehdi, is the individual (who shall be a "supervised person" within the meaning of the Advisers Act and the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC")) designated by SSI as responsible for administering these Procedures.

3.	"Compliance Program" means the overall compliance program comprised of these Procedures and the Compliance Manual as administered by the CCO.

4.	"Fund" means any client of SSI that registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with the SEC as an investment company.

5.	"Compliance Manual" means SSI's Compliance Policies and Procedures Manual that accompanies these Procedures.

6.	"Procedures Violation" means a material violation of these Procedures by any officer, employee or agent of SSI.

7.	"Review" means a review and evaluation of the adequacy of these Procedures and the effectiveness of their implementation.

8.	"Violation" means a violation by SSI or its supervised persons of the Advisers Act or the rules promulgated thereunder by the SEC

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COMPLIANCE PROGRAM

An integral part of the Compliance Program shall be the “Compliance Manual” to address SSI's:

1.	Code of Ethics and Conduct for its employees including proprietary trading and personal trading activities, the prevention of misuse of nonpublic information and safeguarding of client assets from conversion or inappropriate use.
2.	Portfolio management processes, including allocation and aggregation of investment opportunities among clients, and consistency of portfolios with clients' investment objectives.
3.	Trading practices, including "best execution" obligations, use of client brokerage to obtain research and other services.
4.	Recordkeeping.
5.	Processes to value client holdings and reconciliation.
6.	Business continuity statement.

ANNUAL REVIEWS

A.	Reviews

The CCO shall conduct Reviews from time-to-time as are reasonably necessary but no less frequently than annually.

1.	Timing of Annual Review. The CCO shall conduct an annual Review (the "Annual Review") within the first hundred eighty (180) days of each calendar year.

2.	Measure of Adequacy and Effectiveness. The measure of adequacy and effectiveness the CCO shall use for any Review shall be the degree to which the Procedures accomplish the purpose and conform to the definitions set forth in Sections A and B of these Procedures above.

3.	Records of Reviews. The CCO shall maintain a written record, which could be designated as a checklist in the form of Appendix A hereof, of each Review, including without limitation the meetings and deliberations as well as a record of:

o	The results and conclusions of each Review,
o	Any inadequacies of these Procedures or ineffectiveness in their implementation identified by the Review,
o	The appropriate corrective actions taken to remediate any such inadequacies or ineffectiveness,
o	Any changes or amendments made to, or waivers of, these Procedures, and
o	Any reports made pursuant to Section IV below relating to potential or actual Violations or Procedures Violations, these Procedures or the Review, which record shall be maintained at SSI’s place of business for not less than five (5) years.

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REPORTING, INVESTIGATIONS AND ACCOUNTABILITY

A.	Duties of the Chief Compliance Officer

The CCO shall:

1.	Initially Affirm. Upon adoption of these Procedures (or thereafter as applicable, upon becoming the CCO), affirm in writing that he has received, read, and understands these Procedures.

2.	Annually Affirm. Annually thereafter affirm in writing that he has complied with the requirements of these Procedures.

3.	Annually Report. Prepare a report at least annually (or otherwise as needed if more frequently than annually) with respect to the results and conclusions of each Review, including without limitation each Annual Review.

4.	Investigate and Enforce Violations. Take all appropriate reasonable action to investigate any potential or actual Violations or Procedures Violations either reported to, or identified by, the CCO or a Senior Officer.

5.	Apply and Interpret Procedures. Be responsible for reasonably applying these Procedures to specific situations in which questions are presented under it and have the authority to reasonably interpret these Procedures in any particular situation.

6.	Power and Authority. Be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for SSI and to compel others to adhere to the Program.

CONFIDENTIALITY

All reports and records prepared or maintained pursuant to these Procedures shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by applicable law or these Procedures, such matters shall not be disclosed to anyone.

INTERNAL USE

These Procedures are intended solely for the internal use by SSI, and does not constitute an admission, by or on behalf of SSI, any of SSI's supervised persons, or any of their respective officers, directors, managers, employees or agents, as to any fact, circumstance, or legal conclusion other than by the CCO, a Senior Officer or the Legal Counsel.

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SSI ORGANIZATION

Title	Name
Chief Compliance Officer (“CCO”)	Syed Mehdi
Personal Trading Authorities	George Douglas
Syed Mehdi
Lily Yu
Proxy Voting Service Provider	Institutional Shareholder Services
Proxy Control Associate	Judy Wang
Internal Board of Directors	George Douglas
Syed Mehdi
Ravi Malik
Director of Information Technology	Thomas Ye
Chief Investment Officer (“CIO”)	George Douglas
Managing Director, Operations	Judy Wang
Portfolio Manager – Convertible Arbitrage	Alex Volz
Convertible Trader – Long Only	Lily Yu
Director, Portfolio Accounting	Helen Moseley
Director, Finance	Maria Ruiz

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APPENDIX A to
SSI Investment Management LLC
Compliance Program Policies and Procedures

REVIEW FORM

This Review Form is:

(i)	being completed by the CCO of SSI Investment Management LLC (“SSI”), established pursuant to SSI's Compliance Program Policies and Procedures (the "Procedures") and

(ii)	intended to document the CCO’s review and evaluation of the adequacy of the Procedures and the effectiveness of their implementation (each a "Review") during the period since the date of the last Review through the date of this Review, ____________________.

Any capitalized terms not defined herein shall have the meanings ascribed to such terms in the Procedures.

The CCO makes the following conclusions regarding the Review of the Procedures that is the subject of this Review Form:

1.	Did SSI have any significant inadequacies or ineffectiveness in implementation in the design or operation of the Procedures?

☐	Yes ☐ No

If yes, please explain (attach additional pages as necessary):

2.	Did SSI experience any actual or potential Violation or Procedures Violation?

☐	Yes ☐ No

If yes, please explain (attach additional pages as necessary):

3.	Were there any changes or amendments to, or waivers of, the Procedures, including any corrective action with regard to perceived inadequacies in the Procedures or ineffectiveness in their implementation?

☐	Yes ☐ No

If yes, please explain (attach additional pages as necessary):

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4.	Were all necessary, appropriate or required reports and affirmations under the Procedures made?

☐	Yes ☐ No

If yes, please explain (attach additional pages as necessary):

Signed:		Dated:
Chief Compliance Officer

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INTRODUCTION

This Statement of Policies and Procedures (this “Statement”) addresses the responsibilities of the employees of SSI Investment Management LLC concerning regulatory, compliance and operational issues that apply to the Firm and its Employees. The Statement does not attempt to describe every requirement relating to these activities, but summarizes some of those issues and establishes general policies and procedures that apply to all Employees.

A.	General Procedures.

On receiving this Statement, each Employee must sign a Certificate of Receipt of this Statement, in the form attached as Exhibit A. The Certificate acknowledges that the Employee has received and understands this Statement and includes the Employee’s agreement to comply with it. At the same time, each new Employee also must complete an Employee Questionnaire in the form attached as Exhibit E. Thereafter, each Employee must immediately notify the Chief Compliance Officer “CCO” if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect.

On receiving this Statement, each Employee must disclose, on an Initial Holdings Report, in the form attached as Exhibit B, all of his or her, and his or her Family Members’, Proprietary Accounts and list all securities in which the Employee or any of his or her Family Members has any Beneficial Ownership and must obtain, on a Personal Securities Trading Request, in the form attached as Exhibit D, prior approval of all securities transactions, which may require an approval, for such Proprietary Accounts from a Personal Trading Authorizer.

Quarterly and Annually, each Employee must sign a Certificate of Compliance, in the form attached as Exhibit C, certifying that he or she has complied in all respects with this Statement and updating any information that is not current or complete.

B.	Chief Compliance Officer.

Employees who have questions about this Statement should contact the CCO. The CCO is competent and knowledgeable regarding the Advisers Act and has full responsibility and authority to enforce and further develop this Statement.

C.	Annual Review.

The Firm’s Internal Board of Directors and the CCO review this Statement annually to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in the Firm’s or its affiliates’ activities and any changes in the Advisers Act or applicable regulations. Interim reviews may be conducted to respond to significant compliance events, changes in business arrangements and regulatory developments.

D.	Definitions.

To make it easier to review and understand these policies and procedures, some terms are defined below:

“Access Persons” means any of the investment adviser’s supervised persons who have access to non-public information regarding any investment advisory client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or any person who is involved in making securities recommendations to investment advisory clients, or who has access to such recommendations that are nonpublic.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

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“Beneficial Ownership” of a security by a person means the person:

1.	Directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (a) any pecuniary, financial or other interest in that security, (b) voting power, which includes the power to vote, or to direct the voting of, that security, or (c) investment power, which includes the power to dispose, or to direct the disposition, of that security; or

2.	Provides any investment advice regarding that security; or

3.	Has the right to acquire that security within sixty days, through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (d) the automatic termination of a trust, discretionary account or similar arrangement, or (e) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

“Client Account” means any client or Investment Fund as to which or for whom the Firm provides investment advisory services.

“Chief Compliance Officer”, (“CCO”) means Syed Mehdi (or his designated substitute or successor).

“Discretionary Account” means any Client Account that has granted the Firm (a) discretionary proxy voting authority, or (b) discretionary investment authority without expressly retaining proxy voting authority. All Investment Funds are Discretionary Accounts.

“Employee” means each person (whether or not such person is an employee of the Firm), who, in connection with his or her regular functions or duties on behalf of the Firm, or as a result of his or her ownership or control of the Firm, makes, participates in or obtains information concerning securities transactions contemplated, proposed or made for any Client Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Members” of an Employee, means his or her spouse, minor children and any relative living with him or her and any other person to whom he or she contributes support.

“Firm” means SSI Investment Management LLC and each of its affiliates that are engaged in the business of providing investment advisory services or serving as the general partner or manager of an Investment Fund.

“FCM” means futures commission merchant.

“ICA” means the Investment Company Act of 1940, as amended.

“Investor” means an investor in an Investment Fund.

“Investment Fund” means any United States or non-United States investment fund or pool of which the Firm of one of its affiliates serves as investment adviser, general partner or both.

“Proprietary Account” means (1) a securities investment or trading account held in the name of an Employee or any of his or her Family Members, or of which that Employee or any of his or her Family Members has Beneficial Ownership, or (2) a proprietary investment or trading account maintained for the Firm or its Employees. The term “Proprietary Account” does not include any account that is a Client Account, even if such Account belongs to an Employee or his or her Family Member.

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“SEC” means the United States Securities and Exchange Commission.

“Security” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. When used with respect to an Employee’s or his or her Family Member’s Proprietary Account, “security” does not include shares of investment companies (open-end, closed-end, ETF’s, ETN’s, etc.) registered under the ICA that are not affiliated with the Firm, securities issued by the government of the United States, bankers’ acceptances, bank certificates of deposit or commercial paper.

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INSIDER TRADING

A.	Policy Statement on Insider Trading.

The Firm is in the business of obtaining and analyzing information about companies and their securities to give the Firm the basis for profitably trading and recommending investments in securities. Generally, such investigation and analysis help investors to make informed investment decisions, which is one of the goals of the federal securities laws. It is illegal, however, to trade or recommend trades in a security while using or even, in some cases, while merely possessing, material, nonpublic information about that security or its issuer. It is the policy of the Firm to conduct its business in full compliance with the law, and to ensure that its Employees do so.

This Statement applies to the Firm and all of its Employees. Each Employee should review this Statement carefully. Any questions should be directed to the CCO.

1.   Although the law concerning insider trading is evolving, it generally prohibits:

•	Trading in securities by an insider while in possession of material, nonpublic information;
•	Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and
•	Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called “tipping”).

The Firm forbids any of its Employees from:

(i)	trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information;
(ii)	communicating material, nonpublic information to others in violation of the law; or
(iii)	knowingly assisting someone engaged in these activities.

All information relating to the Firm’s activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential. Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the CCO, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of our business.

2.	Background.

The SEC is responsible for enforcing the federal securities laws. State laws generally correspond to the federal laws and impose additional obligations and liabilities. The federal statutes that are most frequently the basis for SEC investigations and prosecutions are Exchange Act section 10(b) and SEC Rule 10b-5 promulgated thereunder. These are the general antifraud provisions of the federal securities laws. Among other things, Rule 10b-5 prohibits insider trading, which has been given high priority in SEC enforcement efforts over the last 20 years.

In 1984, Congress passed the Insider Trading Sanctions Act (“ITSA”) to help the SEC enforce insider trading laws. Prior to ITSA, the SEC’s primary remedies for fraudulent activity were injunctions and disgorgement of illicit profits. ITSA gave the SEC a new tool against insider trading violators -- civil penalties of up to three times the profit realized or loss avoided. Some of the most notorious insider trading cases have been brought by the SEC under ITSA, including proceedings against Dennis Levine, Ivan Boesky and Michael Milken.

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In 1988, Congress enacted the Insider Trading Securities Fraud Enforcement Act (“ITSFEA”). ITSFEA made three fundamental changes in insider trading law. First, ITSFEA expanded the scope of persons who may be liable for insider trading to include employers, managerial and supervisory personnel and other controlling persons (collectively, “Controlling Persons”). Even if a Controlling Person does not trade while in possession of material, nonpublic information or tip such information, the Controlling Person may be civilly liable to the government in the amount of the greater of $1,000,000 or up to three times the profit realized or loss avoided by the person who made the illegal trades if the Controlling Person failed to take appropriate steps to prevent the violation. Second, ITSFEA requires registered broker-dealers and investment advisers to adopt, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information. Third, ITSFEA permits contemporaneous traders to bring private suits for damages against insider trading violators and their Controlling Persons.

In 1990, Congress passed the Securities Law Enforcement Remedies Act, further strengthening the SEC’s arsenal in detecting, deterring and punishing securities law violations.

3.	Key Terms and Concepts.

“Insiders” of a company are generally its officers, directors, employees and controlling shareholders. In addition, persons outside a company who gain inside information in the course of dealings with that company may be considered “temporary insiders” of the company and thus be bound by the same legal restrictions as traditional insiders. For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the company on an ongoing basis or in major corporate transactions are insiders for purposes of insider trading laws. Under this analysis, the Firm and its Employees can become temporary insiders of a company if the Firm advises or performs other services for the company. IF YOU RECEIVE MATERIAL, NONPUBLIC INFORMATION REGARDING A COMPANY THAT COMES DIRECTLY OR INDIRECTLY FROM ANY INSIDER (temporary or traditional), DO NOT TRADE IN THAT COMPANY’S SECURITIES IN YOUR PROPRIETARY ACCOUNTS OR FOR ANY CLIENT ACCOUNTS, AND DO NOT DISCUSS THE INFORMATION WITH ANY OTHER PERSON WITHOUT FIRST CONSULTING THE CCO, who may contact the Firm’s legal counsel before determining how to proceed.

“Tipping” is the disclosure of material, nonpublic information about a company or its securities to a third party, when such disclosure is not made strictly for corporate purposes. The disclosure may be made by an insider of the company, by one who has misappropriated the information from the company in question or from another person or company, or by anyone who received information traceable to an insider or one who has misappropriated the information. Those who disclose the information are called “tippers”; those who receive the information are called “tippees.” If you trade on the basis of tipped information, you may incur criminal and civil liability, even if you receive the information second- or third-hand, or more remotely, if the other requirements for finding liability are present. The same legal standards apply to remote tippees. In addition, if you tip information to others, you may be liable for any profits gained or losses avoided by a tippee, even if you did not trade. IF SOMEONE TIPS INFORMATION TO YOU, DO NOT DISCLOSE THE INFORMATION TO ANYONE EXCEPT AS REQUIRED BY THIS STATEMENT. YOU AND THE FIRM MAY BE LIABLE IF ANYONE TRADES ON MATERIAL, NONPUBLIC INFORMATION RECEIVED FROM OR THROUGH YOU.

Trading while in possession of certain nonpublic information is illegal if the information is “material”. Material information is information about a company or its securities of such importance that it has substantial likelihood of altering the “total mix of information” regarding the company. It is information that, if generally known, would affect the market price of the security. Material information can relate to current events or to possible future events. When information relates to a possible future event, materiality is determined by balancing the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the company’s activities. The more likely it is that an event will occur, the less significant the event needs to be for the information to be deemed material; the more significant the event, the less likely the probability of its occurrence needs to be for the information to be deemed material. Whether a particular item of information is material may depend on how specific it is, the extent to which it differs from public information, and its reliability in light of its source, its nature, and the circumstances under which it was received.

If a transaction in which you are involved becomes the subject of scrutiny by the SEC, the materiality of any inside information will be evaluated with 20/20 hindsight, and the mere fact that someone traded while in possession of the information will contribute to the conclusion that it was material. WHEN IN DOUBT, ASSUME INFORMATION IS MATERIAL.

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Information that Employees should consider material includes, among other things, information about earnings estimates; changes in previously released earnings estimates; manufacturing problems; changes in control or management; mergers; acquisitions; tender offers; joint ventures; changes in assets; major litigation; liquidity problems; significant new products, discoveries, services or contracts; the cancellation or loss of significant orders, products, services or contracts; change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report; events regarding the issuer’s securities; defaults on senior securities; calls of securities for redemption; repurchase plans; stock splits or changes in dividends; changes to rights of security holders; public or private sales of additional securities; and bankruptcies or receiverships.

Material information can also relate to events or circumstances affecting the market for a company’s securities. For example, a reporter for the Wall Street Journal was criminally liable for disclosing to others the dates that articles about various companies would be published in the Wall Street Journal and whether those reports would be favorable or not.

You should refer any questions concerning whether certain information is material to the CCO, who may contact the Firm’s legal counsel before determining how to proceed.

“Nonpublic” information is information that has not been disseminated in a manner that makes it available to public investors generally. If information is being disseminated to traders generally by brokers, FCMs and institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from an insider. Information that has been selectively disclosed to a few analysts or investors is not public. Public information is information that has been disclosed in a manner sufficient to ensure that it is available to the investing public, such as by disclosure in a report filed with the SEC or publication in the Dow Jones broad tape, Reuters Economic Services, the Associated Press or United Press International wire services, newspapers of general circulation in New York City, or, if the subject company’s operations or stockholders are geographically localized, in local news media, or the electronic media. When information becomes public, persons who were aware of the information when it was nonpublic must wait to trade until the market absorbs the information. The waiting period is at least twenty-four hours, and in some situations longer. You should refer any questions concerning whether certain information has become public to the CCO, who may consult with the Firm’s legal counsel before determining how to proceed.

“Misappropriation” is a basis for insider trading liability that is established when trading occurs based on material, nonpublic information that was misappropriated from another person. This theory can and has been used to reach a variety of individuals who are not traditional or temporary insiders. The Wall Street Journal reporter mentioned above was found by the U.S. Supreme Court to have defrauded the Wall Street Journal when he misappropriated information about upcoming articles from the Wall Street Journal and used the information for trading in the securities markets. Similarly, a partner in a law firm was held to use a “deceptive device” in violation of Exchange Act section 10(b) by misappropriating information from his law firm and the law firm’s client, in breach of his fiduciary duty owed to this law firm and the client, by trading in securities of a company regarding which the client was preparing a tender offer.

Penalties for Insider Trading.

4.	Penalties for trading on or tipping of material, nonpublic information are severe and may include:

a)	civil injunction

b)	disgorgement of the profit gained or the loss avoided

c)	civil penalty of up to three times the profit gained or the loss avoided

d)	criminal fine of up to $5 million for an individual or $25 million for an entity (in addition to civil penalties based on the profit gained or the loss avoided)

e)	jail time of up to 20 years

A company or any manager or supervisor who fails to take adequate steps to prevent illegal trading on, or tipping of, material, nonpublic information is subject to similar penalties. Persons guilty of insider trading violations, whether through actual trading, tipping, or failing to supervise, are also open to private suits for damages by contemporaneous traders in the market.

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In addition, any violation of this Statement may result in serious sanctions by the Firm, including dismissal for cause, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not any such violation also constitutes a violation of law. Furthermore, the Firm may initiate or cooperate in civil or criminal proceedings against any Employee relating to or arising from any such violation.

Any SEC investigation, even one that does not result in criminal or civil prosecution, can irreparably damage the Firm’s reputation and an individual’s career. It is essential to avoid even the appearance of impropriety.

B.	Procedures to Implement the Firm’s Policies against Insider Trading.

The Firm has established the following procedures to help Employees avoid insider trading, and to help the Firm to prevent, detect and impose sanctions against insider trading. Every Employee must follow these procedures. If you have any questions about the procedures, you should consult the CCO.

1.	Identify Material, Nonpublic Information.

Before trading for yourself or others (including Proprietary Accounts or Client Accounts) in the securities of a company about which you may have received potential inside information, consider the following questions:

a)	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information affect the market price of the securities if it were generally known? Could this information cause investors to change their trading?

b)	Is the information nonpublic? To whom has it been provided? Has it been filed with the SEC? Has it been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services or electronic media?

2.	Avoid Using or Disclosing Material, Nonpublic Information.

If you believe that you may have come into possession of material, nonpublic information, or if you believe the Firm’s activities may have created material, nonpublic information, you should take the following steps:

a)	Immediately cease all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm, Client Accounts and Proprietary Accounts. In addition, after you receive the information, there should be no trades in securities of the company in question in the accounts of your Family Members or other relatives, business associates, or friends.

b)	Immediately cease recommending any transaction in any of the securities of the company in question to anyone, including Client Accounts, other Employees, Family Members and other relatives, business associates and friends. This prohibition includes making any comment about the company that could in any way be interpreted as a recommendation. Do not solicit clients or potential clients to buy or sell the securities of the company in question.

c)	Do not discuss the material, nonpublic information with anyone except as required by this Statement. Do not refer to the information in hallways, elevators, stairways, restaurants, taxis or any other place where you may be overheard.

d)	Immediately inform the CCO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

3.	Restrict Access to Material, Nonpublic Information.

If appropriate, the Firm may adopt some or all of the following procedures while anyone in the Firm is in possession of material, nonpublic information. The Firm may use additional measures to address specific situations.

SSI Investment Management LLC
Issued 6/25/19	18

a)	Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within the office, keeping them off desk tops and conference tables when not in use, shredding them on disposal, and other measures to protect them from being read accidentally by anyone without a lawful need to know the information.

b)	Restrictions on physical access to areas of the Firm where material, nonpublic information may be discussed or stored, including locking file cabinets and doors and a system of visitor passes or other restrictions for non-Employees.

c)	Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained.

d)	Trading restrictions, including temporary Firm-wide bans on trading in the securities to which the material, nonpublic information relates or management review of all Employee trades in certain securities.

4.	Contacts with Third Parties.

Employees should direct requests for information from third parties such as the press and analysts to the CCO, who may consult with the Firm’s legal counsel before determining how to proceed.

C.	Employee or Family Member Serving as Director, Officer or Consultant.

From time to time, an Employee may serve as a director of a company in which the Firm has a securities position, to monitor, preserve, protect or enhance the value of the position for the benefit of Client Accounts or for other similar purposes. In addition, from time to time, Family Members of Employees may serve as directors, officers or consultants for companies in which the Firm has a securities position. During these periods, the Firm may take additional precautions to ensure that inadvertent violations do not occur and to avoid the appearance of impropriety.

1.	Notice.

An Employee must inform the Firm immediately if the Employee or any of his or her Family Members serves or is about to serve as a director, officer or consultant of a company that issues securities.

2.	Restrictions on Trading Without Advance Approval or During Black-Out Periods.

When an Employee or a Family Member of an Employee serves as a director, officer or consultant of a company, the following procedures apply:

a)	No Employee or Family Member of that Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account without the prior consent of the CCO, who may consult with the Firm’s legal counsel.

b)	No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account during any “black-out” period or similar period of trading restrictions established by the subject company and applicable to its directors, officers or consultants.
D.	Client Serving as Director, Officer or Consultant.

From time to time, a client of the Firm may serve as a director, officer or a consultant for companies in which the Firm or an Employee has a securities position. During these periods, the Firm may take additional precautions to insure that inadvertent violations do not occur and to avoid the appearance of impropriety.

1.	Notice.

An Employee must inform the Firm immediately if

a)	the Employee becomes aware that any client of the Firm serves or is about to serve as a director, officer or consultant to any company that issues securities that are publicly traded or

SSI Investment Management LLC
Issued 6/25/19	19

b)	the Employee obtains any material, nonpublic information from such a client.

2.	Restrictions on Trading Without Advance Approval or During Blackout Periods.

When a client of the Firm serves as a director, officer or consultant of a company, the Firm may require procedures such as those set forth above regarding advance approval in "blackout" periods for trading in securities of the company for which the client serves as a director, officer or consultant.

E.	Supervisory Procedures.

The Firm’s supervisory procedures have two objectives: preventing insider trading and detecting insider trading.

1.	Preventing Insider Trading.

To prevent insider trading, the Firm is taking steps, such as adopting and implementing this Statement, to familiarize Employees with the nature of insider trading and with the Firm’s policies and procedures relating to insider trading. The Firm also will review this Statement on a regular basis and update it as necessary. The Firm has designated the CCO as the person responsible for answering questions about material, nonpublic information and insider trading and tipping. The Firm will help Employees to determine whether information is material and nonpublic.

If the Firm determines that an Employee has material, nonpublic information, the Firm will take the measures described above to prevent dissemination of such information and restrict trading in the securities to which the information relates and access to the information. Finally, the Firm will advise Employees when and if it is permissible to trade in such securities. Generally, a reasonable period (at least 24 hours) must pass for the marketplace to have an opportunity to evaluate and respond to the information before trading will be permitted.

2.	Detecting Insider Trading.

To detect insider trading, the Firm has adopted the policies and procedures relating to personal securities transactions by the Firm’s Employees and Family Members set forth in the Personal Securities Transaction section. You should direct any questions about these policies and procedures or how they apply in particular situations to the CCO.

SSI Investment Management LLC
Issued 6/25/19	20

PERSONAL SECURITIES TRANSACTIONS

A.	Personal Trading Accounts and Reports.
1.	On receiving this Statement, each Employee must identify to the CCO all of the Employee’s and the Employee’s family members’ brokerage accounts (“Proprietary Accounts”) including, but not limited to, IRA, Roth IRA, and taxable accounts, unless the Employee has already done so. The Employee also must provide to the Firm an Initial Holdings Report disclosing the securities held in each Proprietary Account. The form of Initial Holdings Report is attached as Exhibit B.
2.	Each Employee must arrange for duplicate copies of all brokerage statements relating to each of his or her Proprietary Account (except statements with respect to proprietary accounts holding only open ended mutual funds that are not affiliated with SSI or any of SSI’s affiliates.) to be sent promptly and directly by the brokerage firm or other financial institution where the Proprietary Account is maintained to the Firm, to the attention of the CCO. Under certain situations approved by the CCO, the brokerage statements may be delivered to SSI by the Employee.
3.	Each Employee must report to the CCO any private securities transactions that are not carried out through brokerage accounts.
4.	Quarterly, each Employee must certify to the Firm that he or she has complied with this Statement during the quarter. The Employee must certify that all security transactions are reflected in the account statements provided to the Firm during the period and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached to this Statement as Exhibit C.
5.	Annually, each Employee must certify to the Firm that he or she has complied with this Statement. The Employee must certify that all Security transactions are reflected in the account statements provided to the Firm during the year and that as of the date of the certificate, all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to use for this purpose is attached as Exhibit C.
B.	Personal Trading Approvals.

All Employees are considered Access Persons. No Securities transactions for Proprietary Accounts may be effected without the prior approval of a Personal Trading Authorizer. Any transaction may be cancelled at the end of the day by the CCO or allocated to a Client Account at the CCO’s discretion. This policy applies equally to securities acquired in initial public offerings and private placements. This policy does not apply to (1) open-ended mutual funds (other than those that are affiliated with SSI (American Beacon and Morningstar) or any of SSI’s affiliates), (2) closed-ended funds, (3) Exchange Traded Funds (ETF’s) (other than those that are affiliated with SSI (First Trust) or any of SSI’s affiliates), and (4) any derivative of (1), (2), and (3). Personal Trading Authorizers cannot approve any transaction for their own Proprietary Accounts. The form of Personal Securities Trading Request is attached as Exhibit D. If an Employee receives approval to trade a security, he or she must complete that trade not later than the close of trading on that trading day.

In general, for all trades requiring approval, the Personal Trading Authorizers prefer a position to be held at least 30 days in a Proprietary Account.

When an Employee recommends that a security be bought or sold for a Client Account, the Employee must disclose to the CCO if a position in that security is then held in any of the Employee’s Proprietary Accounts. The CCO may restrict the Employee from buying or selling that security for any Proprietary Account until a specified period of time after the orders for Client Accounts have been filled and there is no buying or selling program in progress.

SSI Investment Management LLC
Issued 6/25/19	21

C.	Review of Personal Trading Information.

All statements and other information will be reviewed on a test basis to monitor compliance with this Statement. The Firm reserves the right to require an Employee to reverse, cancel or freeze, at the Employee’s expense, any transaction or position in a security if the Firm believes such transaction or position might violate this Statement or appears improper. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

D.	Client Priority.

Employees must give first priority to all purchases and sales of securities for Client Accounts before executing transactions for Proprietary Accounts, and must conduct their personal trading in a manner that does not conflict with the interests of any Client Account. Although it is not possible to list all potential conflicts of interest, each of the following acts always is prohibited:

1.	Knowingly purchasing securities for Proprietary Accounts, directly or indirectly, without making a good faith determination whether those securities are appropriate for investment by a Client Account and, if they are appropriate, without equitably allocating the investment to Client Accounts first, on the basis of such considerations as available capital and current positions, and then to Proprietary Accounts;

2.	Knowingly purchasing or selling securities for Proprietary Accounts, directly or indirectly, in a way that adversely affects transactions in Client Accounts;

3.	Using knowledge of securities transactions by a Client Account to profit personally, directly or indirectly, by the market effect of such transactions; and

4.	Giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a Client Account, except to the extent necessary to effectuate such transactions or with the approval of the CCO.
E.	Front Running.

Without the prior written approval of the CCO, no Employee may execute a transaction in a security for a Proprietary Account if the Employee is aware or should be aware that an order for a Client Account for the same security, same way, remains unexecuted or the Firm is considering same-way trades in the security for Client Accounts. Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying security for a Client Account (“inter-market front running”) are subject to the same restrictions.

F.	Restricted List.

Certain transactions in which the Firm engages or other circumstances may require, for either business or legal reasons, that any Client Accounts or Proprietary Accounts do not trade in certain securities for specified periods. A security will be designated as “restricted” if the Firm is purchasing or selling or considering purchasing or selling that security for Client Accounts, is involved in a transaction that places limits on the aggregate position held by Client Accounts or Proprietary Accounts in that security, or if trading in a security should be restricted for any other reason. Such securities will appear on a restricted list (the “Restricted List”) that will be circulated to all Employees by the CCO. The Restricted List is confidential and no information about the Restricted List may be disclosed to anyone outside of the Firm.

All Employees should consult the Restricted List before placing any order for the purchase or sale of securities. No Employees may engage in any trading activity with respect to a security, or an option, derivative or convertible instrument related to that security, while that security is on the Restricted List, except with the prior written approval of the CCO.

SSI Investment Management LLC
Issued 6/25/19	22

G.	Principal Transactions.

Neither the Firm nor an Employee may engage in principal transactions between a Proprietary Account and a Client Account without first obtaining the prior written approval of the CCO and the written consent of the Client Account.

H.	Private Placements.

As in the case of publicly traded securities, neither an Employee nor any of his or her Family Members may acquire Beneficial Ownership of any security in a private placement without the prior approval of a Personal Trading Authorizer. Examples include, but are not limited to, the purchase of private stock, the purchase of interest in a LP, LLP, LLC or an investment that has an offering document. The form of Personal Securities Trading Request is attached as Exhibit D. The Personal Trading Authorizer will promptly notify the Employee of approval or denial of clearance to trade. If an Employee receives approval to trade a security he or she must complete that trade not later than the close of trading on the trading day of the approval. Under certain conditions CCO may give more time for security execution.

I.	Initial Public Offerings.

Neither an Employee nor any of his or her Family Members may acquire any Beneficial Ownership of any security in an initial public offering without the prior approval of a Personal Trading Authorizer. The form of Personal Securities Trading Request is attached as Exhibit D. The Personal Trading Authorizer will promptly notify the Employee of approval or denial of clearance to trade. If an Employee receives approval to trade a security he or she must complete that trade not later than the close of trading on the second trading day following the approval. Under certain conditions CCO may give more time for security execution.

J.	Manipulative Practices.

Section 9(a)(2) of the Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

These prohibitions against manipulative trading practices mean that no Employee should, alone or with others, for either a Client Account or a Proprietary Account, engage in trading or apparent trading activity in a security for the purpose of:

1.	Inducing the purchase or sale of such security by others; or

2.	Causing the price of a security to move up or down, and then taking advantage of such price movement by buying or selling the security at the “artificial” price.

Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause security prices to rise or fall without violating securities laws. Section 9(a)(2) prohibits activity that has the purpose of affecting the price of a security artificially through trading or apparent trading, not otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

SSI Investment Management LLC
Issued 6/25/19	23

CODE OF EMPLOYEE CONDUCT

A.	Outside Activities.

All outside activities of an Employee that involve a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must be approved in advance by the CCO. The CCO may require full details about the outside activity, including the number of hours involved and the compensation to be received. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

B.	Conflicts of Interest.

It is a violation of an Employee’s duty of loyalty to the Firm for that Employee, without the prior written consent of the CCO, to:

1.	Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

2.	Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account; or

3.	Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, financial or related business, except for Beneficial Ownership of not more than 4.9 percent of the outstanding securities of any business that is publicly owned.
C.	Communications.

Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

D.	Protection of Client Assets.

No Employee shall use client assets for his or her own purpose or benefit or receive client assets for any reason. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client assets should immediately (and in any event within two days) return such assets to the person from whom they came.

E.	Confidentiality, Proprietary Data and Privacy of Customer Personal Information.
1.	Proprietary Data; Confidentiality. Any information regarding advice furnished by the Firm to Client Accounts, the Firm’s recommendations, analyses and other proprietary data or information about the Firm or Client Accounts is strictly confidential and may not be revealed to non-authorized third parties. Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, is grounds for an Employee’s immediate dismissal. This confidentiality obligation continues even after the termination of employment.

2.	Privacy of Customer Personal Information -- Information Security Program. It is the Firm’s policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of financial records and other nonpublic personal information concerning Client Accounts (including in each case, Investors, if applicable, potential Client Accounts and Investors and former Client Accounts and Investors). This includes protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information. See Privacy Notice as Exhibit G.

SSI Investment Management LLC
Issued 6/25/19	24

a)	The Firm has designated the Director of Information Technology to coordinate its information security program. In so coordinating the program, the Director of Information Technology may (i) assess existing risks to nonpublic personal information, (ii) develop ways to manage and control these risks, (iii) monitor third-party service provider arrangements to ensure information security, and (iv) test and revise the program in light of relevant changes in technology and threats to Client Account and Investor information.

b)	Identifying Internal and External Risks to Customer Information. The Director of Information Technology reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of customer information, including risks relating to (i) Employee training, (ii) changes to the Firm’s information systems, including network and software design, information processing, storage, transmission and disposal, and (iii) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The Director of Information Technology assesses the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The Director of Information Technology meets periodically with Employees to review and implement the program and is available to answer questions regarding the program.

c)	Information Safeguards. Employees may not disclose the identity, affairs or investments, or other personal information, of any Client Account or Investor, potential Client Account or Investor or former Client Account or Investor to anyone outside of the Firm, except as may have been authorized by the client or Investor or as may be required in servicing the Client Account or Investor (such as disclosure to a brokerage firm at which such Client Account is held) or for the business of the Firm (such as to the Firm’s auditors and lawyers or as required by law). Employees should direct to the CCO any questions about whether information is confidential or any disclosure is permitted. This confidentiality obligation continues even after the termination of employment.

To protect the confidentiality of the Firm’s confidential and proprietary information and the confidentiality of existing, former or potential Client Accounts and Investors, Employees should take the following additional security precautions:

•

Documents containing confidential and proprietary information may not be taken from the Firm’s offices without the prior consent of the CCO, and any copies removed from the Firm’s offices must be returned promptly. Photocopies of confidential and proprietary information may be made only as required, and all copies and originals of such documents must be disposed of in a way that keeps the information confidential, such as shredding. SSI contracts with a shredding company. SSI maintains two locked shredding containers which are picked up monthly and a certificate of proof of shredding is received. All paper copies of confidential and proprietary information must be kept off desk tops, conference tables or any other place, when non-accompanied, where such copies would be visible to persons who are not authorized to have access to such information.

•	All computer drives containing confidential and proprietary information must be accessible only by the use of passwords issued by the Firm, and all authorized users of such computer drives must log off when leaving a terminal through which they are authorized to access any such computer drive.
•	Physical access to any non-electronic confidential and proprietary information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

The Director of Information Technology regularly tests and otherwise monitors the effectiveness of the Firm’s information safeguards and revises them, as necessary. The Firm will notify Employees of any revisions to the safeguards.

SSI Investment Management LLC
Issued 6/25/19	25

d)	Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the Firm may provide access to confidential information to those third parties. If this occurs, the Firm will (i) include in the relevant agreements provisions protecting confidential information to the extent required by law, (ii) take reasonable steps to select and retain service providers that can maintain appropriate safeguards for the confidential information at issue and (iii) require these service providers to implement and maintain such safeguards. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the CCO.
F.	Evaluating and Updating of the Program.

The Director of Information Technology and the CCO will evaluate and adjust the Firm’s information security program in light of the results from testing and monitoring the program and any material changes to the Firm’s operations, business arrangements or any other circumstances that may have a material effect on the Firm’s information security program.

G.	Involvement in Litigation/Contacts with the Press.

An Employee should advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority or the press. Employees should refer all inquiries from all regulatory authorities to the CCO. Employees should refer all inquiries from the press to the Head of Institutional Sales, Marketing & Client Service or CIO.

H.	Favoritism and Gifts.

An Employee may not seek or accept gifts, favors, preferential treatment, or valuable consideration above $100 in aggregate annually from any one broker, FCM or other company or person involved in the securities industry. Limited exceptions to this policy may be made with the approval of the CCO.

I.	Registration, Licensing and Testing Requirements.

Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee’s duties and position. These requirements may arise under the Advisers Act, the Commodity Exchange Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, rules and regulations adopted by the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Department of Labor, state broker-dealer statutes and state investment adviser statutes.

J.	Qualification of Solicitors.

The Firm complies with Advisers Act Rule 206(4)-3 regarding solicitation activities conducted by finders or solicitors on behalf of the Firm.

SSI Investment Management LLC
Issued 6/25/19	26

EXHIBIT A - Certificate of Receipt
Statement of Policies and Procedures

I hereby certify that I have received and read the Statement of Policies and Procedures of SSI Investment Management LLC I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation of such policies and procedures. I understand that such Statement is applicable to me. I agree to comply in all respects with such Statement.

Signed:
Print Name:
Date:

SSI Investment Management LLC
Issued 6/25/19	27

EXHIBIT B - Securities Account Disclosure
Form and Initial Holdings Report

SSI Investment Management LLC
9440 Santa Monica Boulevard

8th Floor
Beverly Hills, CA 90210

Dear Chief Compliance Officer:

Attached are complete and accurate lists of (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, any relatives living with me and any other persons to whom I contribute support, or in which any of such persons has Beneficial Ownership1 and (2) the securities owned in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities2.

I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the “Statement”) of SSI Investment Management LLC (the “Firm”). I agree to request that all brokerage firms or other financial institutions identified on the attachment and any new accounts opened to furnish the Firm with copies of periodic brokerage statements and any other information concerning activity in any of the listed accounts if such accounts include Securities as defined below.

This information is correct and complete as of _______________, 20____, which is the date
I became an Employee of the Firm or the date I received the Statement.

Signed:
Print Name:
Date:

1       “Beneficial Ownership” of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

2        “Securities” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. “Securities” does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management LLC
Issued 6/25/19	28

EXHIBIT B (continued) - List of Securities
and Commodities Accounts

AS OF _______________, 20____

FOR

_______________________________
[Name of Employee]

Registered in the Name of:	Financial/Brokerage Institution	Account Number

If none, initial here: _____________.

SSI Investment Management LLC
Issued 6/25/19	29

EXHIBIT B (continued) - Initial Holdings Report

AS OF _______________, 20____

FOR

_______________________________
[Name of Employee]

Securities Owned	Financial/Brokerage Institution Where Securities Are Held	Account Name and Number

SSI Investment Management LLC
Issued 6/25/19	30

EXHIBIT C - Certificate of Compliance

I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of SSI Investment Management LLC or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

In particular, I have disclosed to the Firm the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, my minor children, any relative or relatives living with me and any other person to whom I contribute support, or in which any of such persons has any direct or indirect Beneficial Ownership1 over which any of such persons exercises control or provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities2, and I have disclosed to the Firm all transactions in such accounts that include Securities as defined below through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

Signed:
Print Name:
Date:

1        “Beneficial Ownership” of a security by a person means that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (1) any pecuniary, financial or other interest in that security, (2) voting power, which includes the power to vote, or to direct the voting of, that security, or (3) investment power, which includes the power to dispose, or to direct the disposition, of that security. A person also has Beneficial Ownership of a security if that person provides any investment advice regarding that security or has the right to acquire that security within sixty days through (A) the exercise of any option, warrant or right, (B) the conversion of a security, (C) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (D) the automatic termination of a trust, discretionary account or similar arrangement, or (E) any other means. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting that person of Beneficial Ownership of a security as part of a plan or scheme to avoid Beneficial Ownership of that security is nevertheless deemed to have Beneficial Ownership of that security.

2        “Securities” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as exchange-traded funds, commodity futures contracts and commodity options, swaps and other derivative instruments, whether issued in a public or private offering. “Securities” does not include shares of open-end investment companies registered under the Investment Company Act of 1940, as amended, that are not affiliated with the Firm, securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit or commercial paper.

SSI Investment Management LLC
Issued 6/25/19	31

EXHIBIT D - Personal Securities
Trading Request Form

Name:	Month/Year:

Date	Account Number	Symbol	Stock/Company Name	Type		Anticipated Trade Date	Authorized Signature
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
				B	S
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SSI Investment Management LLC
Issued 6/25/19	32

EXHIBIT E - Employee Questionnaire

Name of Employee:

Date of Completion of Questionnaire:

Employee agrees immediately to notify the Chief Compliance Officer at SSI Investment Management LLC if any of foregoing information becomes inaccurate in any respect while Employee is employed by SSI Investment Management LLC Italicized terms are defined at the end of this Questionnaire. One event may result in “yes” answers to more than one of the questions below.

			Yes	No
A.	(1)	Have you ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐

	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐	☐
		(b) been charged with any felony?	☐	☐

B.	(1)	Have you ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐

	(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:
		(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in B(1)(a)?	☐	☐
		(b) been charged with a misdemeanor specified in B(1)(a)?	☐	☐

C.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its regulations or statutes?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐

D.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:
	(1)	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐	☐
	(2)	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐	☐
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐
	(4)	entered an order against you in connection with investment-related activity?	☐	☐
	(5)	denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐	☐

E.	Has any self-regulatory organization or commodities exchange ever:
	(1)	found you to have made a false statement or omission?	☐	☐
	(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐	☐
	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐	☐
	(4)	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐	☐

F.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?		☐	☐

SSI Investment Management LLC
Issued 6/25/19	33

G.	Have you been notified that you are now the subject of any:
	(1)	regulatory complaint or proceeding that could result in a “yes” answer to any part of C, D or E?		☐	☐
	(2)	investigation that could result in a “yes” answer to any part of A, B, C, D or E?		☐	☐

H.	(1)	Has any domestic or foreign court ever:
		(a)	enjoined you in connection with any investment-related activity?	☐	☐
		(b)	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐	☐
		(c)	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐

	(2)	Are you named in any pending civil action or other civil proceeding that could result in a “yes” answer to any part of H(1)?		☐	☐

I.	(1)	Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:
		(a)	is still pending, or;	☐	☐
		(b)	resulted in an arbitration award or civil judgment against you, regardless of amount, or;	☐	☐
		(c)	was settled for an amount of $10,000 or more?	☐	☐

	(2)	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?		☐	☐

	(3)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint, not otherwise reported under question I(1) or I(2) above, which:
		(a)	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	☐	☐
		(b)	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐	☐

	(4)	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:
		(a)	any investment or an investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐

	(5)	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?
		(a)	an investment or investment-related business or activity?	☐	☐
		(b)	fraud, false statement, or omission?	☐	☐
		(c)	theft, embezzlement or other wrongful taking of property?	☐	☐
		(d)	bribery, forgery, counterfeiting or extortion?	☐	☐
		(e)	dishonest, unfair or unethical practices?	☐	☐

J.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
	(1)	violating investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐
	(2)	fraud or the wrongful taking of property?		☐	☐
	(3)	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?		☐	☐

K.	Within the past 10 years:
	(1)	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		☐	☐
	(2)	based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		☐	☐
	(3)	based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?		☐	☐

SSI Investment Management LLC
Issued 6/25/19	34

L.	Has a bonding company ever denied, paid out on, or revoked a bond for you?	☐	☐

M.	Do you have any unsatisfied judgments or liens against you?	☐	☐

SSI Investment Management LLC
Issued 6/25/19	35

EXHIBIT F – Instant Messaging Agreement

I, __________________________, understand that SSI’s Electronic Information and Communication Systems Policy states that instant messaging services other than those provided by SSI, are strictly prohibited. I agree that under no circumstances will I install or utilize such applications without prior written approval of my supervisor.

Should my supervisor agree that I require the use of such an application in order to effectively perform my job duties, I further agree that I will not install the applications myself but will have a member of SSI’s technology staff perform the installation on my workstation. I understand that once such an outside messaging application is installed on my workstation that all messages will be monitored, recorded and archived and that SSI reserves the right to access, review, copy and delete any files and messages sent, received or stored on the systems and to disclose them to any party (inside or outside the company) it deems appropriate.

Employee Name

Employee Signature

Date

SSI Investment Management LLC
Issued 6/25/19	36

EXHIBIT G – Privacy Notice

FACTS	WHAT DOES SSI INVESTMENT MANAGEMENT LLC (“SSI”) DO WITH YOUR PERSONAL INFORMATION?

WHY?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
WHAT?

The types of personal information we collect and may share depend on the product or service you have with us. This information can include:

▪       Social security number

▪       Income

▪       Assets

▪       Risk tolerance

▪       Transaction history

▪       Investment Experience

HOW?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons SSI chooses to share; and whether you can limit this sharing.
Reasons we can share your personal information	Does SSI Share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your accounts(s) or respond to court orders and legal investigations.	Yes	No
For our marketing purposes - to offer our products and services to you	No	N/A
For joint marketing with other financial companies	No	N/A
For our affiliates' everyday business purposes - information about your transactions and experiences	No	N/A
For our affiliates' everyday business purposes – information about your creditworthiness	No	N/A
For non-affiliates to market to you	No	N/A

SSI Investment Management LLC
Issued 6/25/19	37

What we do
How does SSI protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How does SSI collect my personal information?

We collect your personal information, for example, when you

▪     Enter into an investment advisory contract

▪     Seek financial advice

▪     Make deposits or withdrawals from your account

▪     Tell us about your investment or retirement portfolio

▪     Give us your employment history

We also collect your personal information from others, such as your custodian firms or other companies that provide services to you.

Why can't I limit all sharing?

Federal law gives you the right to limit only

▪     sharing for affiliates’ everyday business purposes—information about your creditworthiness

▪     affiliates from using your information to market to you

▪     sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ▪ SSI does not share with affiliates so they can market to you
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ▪ SSI does not share with non-affiliates so they can market to you
Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ SSI does not jointly market.

SSI Investment Management LLC
Issued 6/25/19	38

DEFINITIONS

CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the “Wells” notice has been given; (c) NASD Regulation, Inc. investigations after the “Wells” notice has been given or after a person associated with a member, as defined in the NASD By-Laws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank or savings association).

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.

JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated “minor” for these purposes.

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

SSI Investment Management LLC
Issued 6/25/19	39

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION (“SRO”) means any national securities or commodities exchange, any national securities association (e.g., the NASD) or any registered clearing agency.

SSI Investment Management LLC
Issued 6/25/19	40

MANAGEMENT POLICY

Long-Only Convertible Strategy

SSI Long-Only Convertible portfolios are custom tailored to meet the clients risk tolerance and investment objectives. The portfolios seek to outperform a long-only benchmark established in consultation with the client. SSI’s long-only convertibles emphasize convexity in selecting securities for the portfolio. It is our belief that such securities provide superior risk adjusted returns over the long run.

SSI uses the unique attributes of convertibles, specifically convexity, to give investors the opportunity to reap a steady income stream along with the potential to participate in a rising stock market, while moderating risk and volatility.

SSI is geared towards selecting the most convex securities in the convertible universe. Portfolios are built with diversification in mind and are focused on issues that have positive credit momentum and strong equity fundamentals.

SSI’s Outright Convertible Strategy may utilize convertible bonds, convertible preferreds, mandatory convertibles, bonds with attached warrants, synthetic convertibles and common stock.

SSI’s approach to investing in the convertible securities market is through both a value and growth style of investing. The decision making process is determined by a fundamental approach using bottom-up analysis with regard to specific industries and companies, with a top-down overlay of the economic and interest rate outlook. The credit characteristics of the issuer are reviewed, but the primary consideration in security selection is the equity outlook for the issuer.

The buy focus is on the “mid-market,” i.e., those convertibles selling between 80% and 120% of par. Securities are sold when they reach their price targets, with the proceeds being reinvested. Sector selection is driven by the analysis of the macroeconomic fundamentals that help define the position on the economic and interest rate cycle.

Industry concentration as well as maximum concentration in a single security or credit is decided in consultation with the client. The upper limits for industry and single security concentration are generally 40% and 5% respectively.

Portfolio construction is tailored to the client’s objectives and guidelines. Key elements in the construction of the portfolio are the client’s risk tolerance level, the client’s preference for current income versus principal appreciation and legal regulatory requirements.

Research at the security level of the Outright Convertible Strategies consists of credit ratings, cash flow analysis and interest, liquidity and asset coverage. Other factors include business and industry cyclicality, competitive status, consolidation possibilities, strength of management team and company viability.

SSI closely monitors inflation and interest rates, however, the teams do not develop forecasts. Multiple interest rate scenarios are not projected because the duration is low. While relying on its own research predominantly, the Outright Convertible Team also has access to the multi-member Fundamental Equity Team’s research for additional coverage on sectors, industries and specific securities.

Hedged Convertible Strategy

SSI Hedged Convertible Strategy’s objective is to generate T-Bill plus 300 basis points with low tracking error. The main risk of SSI’s Hedged Convertible Strategy portfolio is valuation contraction. A high portfolio weighted hedge ratio provides substantial protection from adverse developments on both a macro and individual issue basis. SSI maintains a diversified portfolio of hedged convertibles. We do not take concentrated positions that could substantially drive performance.

SSI Investment Management LLC
Issued 6/25/19	41

Management Guidelines:

1)	Generally, all convertible securities are hedged with a short position in common stock;
2)	Will generally have a minimum of 50 positions if the market is attractive
3)	Minimum issue size of 40 million
4)	We may trade ETF’s, CDS’s, swaps, Interest Rate Futures, foreign currency, currency forwards/futures, options (including call writing against the underlying equity), and warrants based on client specific guidelines.

SSI performs a quantitative, fundamental and economic analysis to determine portfolio objectives and analyze individual positions. The quantitative screening takes into account factors such as yield, premium and delta. The fundamental analysis delves into industry dynamics and drivers and a company’s financial strength and flexibility. It also includes a credit analysis which considers a company’s interest coverage, leverage, asset valuation, market capitalization and cash flow. A broader analysis of the economic conditions and outlook is also performed, along with a review of key liquidity and fund flow factors influencing the convertible market. SSI uses these analyses to determine portfolio objectives such as overall exposure levels and desired bond characteristics. We also use the analyses on an individual position basis to determine the appropriate credit spread and volatility inputs to be used when valuing convertibles. SSI uses an excel-based model that is standard industry-wide.

The following steps are taken to ensure that the above management guidelines are being followed:

1)	SSI’s CIO and Portfolio Management Team review the portfolio overall daily and discuss observations at the morning portfolio meeting.
2)	SSI’s CIO meets with the Portfolio Team weekly to review:

a.	investment environment
b.	investment levels
c.	new positions
d.	factors contributing to above or below average performance
e.	future strategy

3)	Audit tests of the Investment Guidelines are performed by the CCO as required.

Flexible Allocation Strategy

SSI's Flexible Allocation Strategy generates returns by investing in Exchange Traded Funds (ETFs) and cash. SSI's proprietary Tactical Asset Allocation model uses momentum, sentiment, and macro factors as well as pattern recognition to guide the asset allocation. The exposure of SSI's Flexible Allocation Strategy to the equity markets will range from 0-100%. Funds not invested in equity or bond ETFs will be held in fixed income securities or a cash substitute. The equity market sensitivity of this strategy changes as the investment level is adjusted.

Manager may manage the Account by generally investing in a portfolio of ETF’s and cash substitute securities. While not a primary objective, the Account may purchase short to intermediate-term U.S. Treasury and/or corporate debt securities.

SSI Investment Management LLC
Issued 6/25/19	42

Core Equity Strategy

SSI’s Core Equity Strategy is an equity portfolio which seeks to outperform the S&P 500 over the long term.

Management Guidelines:

Investable Securities Long positions in common stocks (Domestic and ADR’s) and Exchange Traded Funds (ETF’s)

Security Diversification Wide diversification (typically 80 to 140 securities)

Sector Diversification Maintain exposure to most economic sectors

Style Diversification Growth and Value oriented positions

Investment Levels Remain close to fully invested at most times. May raise cash balances in defensive periods.

The following steps are taken to ensure that the above management guidelines are being followed:

1.	Co-Portfolio Managers review their sector and industry exposures on a regular basis.
2.	SSI’s CIO and Portfolio Management Team review the portfolio overall daily and discuss observations at the morning portfolio meeting.
3.	SSI’s CIO meets with the Portfolio Team weekly to review:

a.     investment environment

b.     sector weightings

c.     new positions

d.     performance of the portfolios and analyst contribution

e.     factors contributing to above or below average performance

f.      future strategy

4.	Audit reviews of the Investment Guidelines are performed by the CCO as required.

Balanced Strategy

SSI’s Balanced Strategy is made up of equities and fixed income instruments. Portfolio normally holds 85-140 positions. It seeks to outperform a balanced index (blend of S&P 500 and a Barclay’s Bond Index). The equity portion is made up of the Core Equity Strategy. The fixed income portion may include US Treasury bonds and bills, corporate bonds, municipal bonds, certificates of deposit, preferred stock, mutual funds (including ETF’s and ETN’s) and convertible securities. Please see the management guidelines and the steps taken to ensure those guidelines under the Core Equity strategy.

The Balanced Portfolio complies with the management guidelines that are applicable to the Core Equity strategy.

SSI Investment Management LLC
Issued 6/25/19	43

TRADE EXECUTION POLICY

Portfolio management meetings are held daily. Analyst selections are discussed. SSI’s CIO has veto power over all portfolio selection. As different strategies involve specific procedures, the following procedures are generally followed for our strategies.

•	Portfolio Managers give traders the security to trade, % desired for the related strategy and any price parameters.
•	Trader uses trading system (FIN & Access) to calculate how many shares to trade for each account. Such calculation also includes how many shares to be delivered to each Prime Broker or Custodian.
•	Traders, sometimes in conjunction with Portfolio Managers, decide which broker is best suited to make the trade. Orders are entered into a trade log and time stamped. Trades are then placed by the Traders.
•	Once executed, trades are confirmed as “executed” on the trade log with an average trade price. The Portfolio Manager is informed of any trade that was not fully executed.
•	Traders enter trades in FIN and print trade tickets. Tickets are given to the Trading Operations Teammember, who checks for accuracy then files.
•	All Analysts, Portfolio Managers, and CIO receive a position sheet (referred to internally as the “Pairs Report”) each day which reflects all the trades (complete or otherwise) and the price changes from that day.
•	CIO/Portfolio Manager or authorized designee will sign trade logs before the end of the 2nd business day or will receive an emailed copy of a transactions report the next business day.
•	At the close of the trading day, the Trading Operations Teammember prepares transaction files for all Prime Brokers and Custodians which include each transaction for the related party. The files are sent to the related Prime Broker and/or Custodian by 4:00 PM PST.
•	On T + 1, Trading Operations Teammember confirms what was on trade allocation and trade log is verified through DTC. Any discrepancies would be identified in this phase.
•	If discrepancies occur, Trading Operations Teammember informs trader. If any significant discrepancies occur, both trader and CIO and/or CCO are informed.
•	Custodian and Prime Brokers may also call the Trader and the Trading Operations Teammember for discrepancies.
•	Discrepancies are resolved by Trading Operations Teammember.
•	Trades are again reconciled to the month-end brokerage statement by SSI’s Portfolio Accounting Department.
•	Portfolio Accounting Associate would bring any significant discrepancies to the Director, Finance and/or the CIO.
•	CIO spot checks final reports.
•	The Portfolio Accounting Department reviews the performance of all accounts.

SSI Investment Management LLC
Issued 6/25/19	44

Long-Only Convertible Accounts:

Where feasible, the trader should batch trades of clients unless the result would have an unfavorable impact on price. When a non-discretionary account is included in a batch with discretionary accounts, the trader must notate the information on the order memoranda in accordance with rule 204-2.

Trades must be allocated equitably to all clients. The trader is responsible for any batched trades and shall provide the broker with information on allocation of the trade.

Portfolio Managers, traders, and analysts meet continually throughout the day due to their physical location and electronic communications.

•	The Portfolio Managers gives the trader the security to buy or sell, percentage desired for the related strategy, and any price parameters. He or she will indicate specific client accounts or indicate for all accounts under the manager’s responsibility.
•	Traders input these names in the electronic message service to inform the convertible hedge strategy traders of their intent to buy/sell. This process is to safeguard against inadvertent cross trades that have the potential to violate SEC regulations.
•	Trader uses the trading system (FIN) to calculate how many shares or units to trade for each account and reviews account restrictions based on security type, sector, credit, and cash availability.
•	Traders, sometimes in conjunction with Analysts, decide which broker is best suited to make the trade.
•	Once executed, the system generates a trade ticket. The trade ticket is time stamped with all required information including the agreed price, the brokerage firm, the name of the person who made the trade, and any commission data pertinent to the trade. Additionally, the trader may notate other broker’s markets to document the trade evolution.
•	Allocations to specific accounts are systematically loaded in the portfolio accounting system when the trade moves from order to executed.
•	The trader prints her trade blotter for all trades, reviews against trade tickets, initials, and files with trade tickets.
•	On TD the Trading Operations Teammember generates a trade blotter and provides it to the Portfolio Manager for signature and filing with the day’s trade tickets.
•	On T + 1, Trading Operations Teammember systematically pulls the trade confirmations from DTC into the portfolio accounting system and matches them to the trades executed. Those that match are automatically affirmed. Unconfirmed trade discrepancies are identified in this phase.
•	If discrepancies occur, Trading Operations Teammember works with the broker and trader to insure proper confirmations are generated.
•	Trades, income, and market values are reconciled to the month-end custodian records by SSI’s Portfolio Accounting Department.

SSI Investment Management LLC
Issued 6/25/19	45

TRADE ERROR POLICY

SSI has an obligation to place orders correctly for client accounts. If SSI makes an error while placing a trade for a client account, the error must be reported to the CCO, the trader documents the error and causes SSI to correct the error as quickly as possible after detection. SSI bears all costs of correcting the error. All trade errors resulting in a gain are placed in client accounts. The following are examples of trade errors:

Buying, selling or shorting a security that results in the client account being managed outside of its written investment guidelines or contrary to client instructions (for example, buying a stock that is on the client account’s restricted list, or buying or selling a security that causes the client account to be improperly concentrated in a particular industry or asset class);

1.	Executing a discretionary trade in a non-discretionary account;

2.	Entering an order as a sell rather than a buy or vice versa;

3.	Buying or selling the incorrect number of shares (for example, 1,000 instead of 10,000 shares);

4.	Buying or selling the wrong security (for example, buying ticker symbol ZYX instead of XYZ);

5.	Buying or selling the correct security in the correct amount, but for the wrong account;

6.	Incorrectly noting the price executed or stating the wrong account;

7.	Sending the trade to the wrong broker or FCM; and

8.	Incorrect allocation.

In respect to items 6 through 8 if remedied prior to client loss, such transactions would be considered trade breaks in lieu of trade errors.

An investment adviser's use of client assets to correct the adviser’s trading errors without disclosing the corrective action to the client and obtaining the consent of the client may be a breach of the investment adviser's fiduciary duty under the Advisers Act and other applicable laws. In addition, SSI must not disadvantage one client account to make another client account whole. Soft dollars should not be used to cover trade errors. Error correction through the use of a soft dollar arrangement with a broker or FCM is not within the safe harbor provision of Exchange Act section 28(e), because error correction is not a brokerage or research service.

Trade corrections must be completed with a broker and the use of other client accounts is prohibited. The trade error must be documented and then provided to the Chief Compliance Officer for appropriate recordkeeping. Trading errors shall be monitored for patterns that represent a procedural or training issue. Should a pattern become evident, the Head of Trading will discuss with the CCO and others as needed to resolve the issue.

SSI Investment Management LLC
Issued 6/25/19	46

CLIENT ACCOUNT CROSS TRADES

SSI may cause a client account to buy or sell securities directly from or to another client account if such a cross transaction is in the interests of both clients. All transactions in which a security is sold in one account and bought in another account will be conducted on an arm’s length basis using an execution firm at the prevailing market rates. In no situation will SSI receive compensation for such transaction. No cross trade may take place with any client account that is governed by ERISA, is a registered investment company (a mutual fund) or any investment fund of which SSI acts as general partner or any account where the client has restricted cross trades.

SSI Investment Management LLC
Issued 6/25/19	47

TRADE AGGREGATION AND ALLOCATION POLICIES

SSI permits transactions to be aggregated among client accounts, including client accounts that are held by SSI employees or in which SSI employees have a beneficial interest. To ensure that no client account is disadvantaged as a result of such aggregation, SSI has adopted the following policies and procedures. The following 12 procedures are used for all strategies with the exception of the Long-Only Convertible strategy.

1.	SSI discloses its policy regarding the aggregation of securities transactions for client accounts in its Form ADV.

2.	SSI does not aggregate securities transactions for client accounts unless it believes that aggregation is consistent with its duty to seek best execution for client accounts and is consistent with the Investment Management Agreement for client accounts for which securities transactions are aggregated.

3.	No client account is favored over any other client account, and each client account that participates in an aggregated securities transaction participates at the average share price for all transactions in the security for which that aggregated order is placed on the day that such aggregated order is placed (other than with respect to de minimis discrepancies). Each client pays its own transaction costs based on that client’s negotiated (or clients directed) commission rate.

4.	As it relates to equity trading, SSI’s trading staff prepares, before entering an aggregated securities transaction, a written allocation statement specifying the participating client accounts and how SSI intends to allocate the transaction among those client accounts, and such statements as well as any record of deviation are maintained in SSI’s records for at least five years (the first two years in SSI’s office) and such records are easily accessible.

5.	If an aggregated securities transaction is filled in its entirety, it is allocated among client accounts in accordance with the allocation statement, and if the order is partially filled, it is allocated pro rata based on the allocation statement.

6.	A securities transaction may be allocated on a basis different from that specified in the allocation statement, if all client accounts receive fair and equitable treatment and if the reason for the different allocation is explained in writing and is approved in writing by the CIO no later than one hour after the opening of the markets on the trading day following the day the order is executed.

7.	SSI’s books and records separately reflect, for each client account participating in any aggregated securities transaction, the securities held by or bought or sold for that account.

8.	Funds and securities of client accounts participating in an aggregated securities transaction are deposited with the custodian for each such client account, and neither cash nor securities belonging to any client account participating in such transaction is held collectively any longer than is necessary to settle the transaction on a delivery versus payment basis; and cash or securities held collectively for client accounts participating in such transaction are delivered to the custodian for each such client account as soon as practicable following settlement.

9.	SSI receives no additional compensation or remuneration of any kind as a result of aggregating securities transactions for client accounts.

10.	The CCO annually reviews SSI’s aggregation procedures to ensure that they are adequate to prevent any client account from being systematically disadvantaged as a result of the aggregation of securities transaction.

11.	Separate employee accounts that are not client accounts are not included in any aggregated securities transaction.

12.	Generally, all trades are executed as a block trade where the allocation is distributed pro-rata.

SSI Investment Management LLC
Issued 6/25/19	48

Long-Only Convertible Accounts:

Although each client account will be individually managed, SSI will often purchase and/or sell the same securities for many clients on the same day.  When possible, SSI will aggregate the same transactions in the same securities in accounts where SSI has discretion to direct brokerage. Accounts in an aggregated transaction will each receive the same price per share or unit. If accounts have directed brokerage, such accounts may not be aggregated in the trade and they may pay a different price per share or unit and commission. If SSI is unable to fill an aggregated transaction completely in a single trading day, all accounts will receive a pro rata portion of the total units executed.

Although SSI attempts to allocate new issues on a pro-rata basis among accounts for which the new issue is appropriate, it is possible for a variety of reasons that SSI will not allocate new issues on a pro rata basis. Examples include, but are not limited to, cash requirements and account specific restrictions.  These restrictions, established by the client, may be based upon industry, sector, and risk tolerance.  The portfolio manager will indicate an interest in the allocation only if he or she believes the security is appropriate for the account based on these guidelines. If a client account is custodied at a brokerage firm that is a selling group member for an underwriter, the client account may not be eligible to participate in the purchase of such securities.  Because clients have different investment strategies and objectives, it is possible that SSI may be purchasing or holding a security for one client, and selling the same security for another client.

If SSI is unable to fill an aggregated transaction of a new issue completely, but intends to build up the position over time, SSI will make a pro rata allocation of the partially filled transaction based on the PMs initial indication. In the event that the initial indication exceeds weight in the relevant benchmark for the strategy by 2X, the allocation would be capped at 2X the benchmark weight.  When an eligible account is too small to have a pro-rata allocation due to trading costs, whole bond constraints, or other de minimus reasons, it may receive an allocation larger than other accounts.

If SSI is unable to fill an aggregated transaction of a new issue completely, and does not intend to build up the position over time, SSI will make a pro rata allocation of the partially filled transaction based on the PMs initial indication if the allocation received was 15% or larger than the total indication.   When a new issue allocation is less than 15% of the total indication, it will use a random number generator to list the order in which the participating accounts are to be filled.  Accounts would then be filled in the order generated by the random number system at fixed allocation of .50% until all shares/bonds in the partially filled transaction have been allocated.  While SSI believes this system fairly treats all suitable accounts, there is no assurance that all accounts will share equally in profits or losses from these transactions.

Notwithstanding the foregoing, if SSI should determine that special circumstances exist whereby the trade allocation should be determined in a manner other than as set forth above, the allocation of such trade shall be given by SSI in good faith. These allocations will be approved by the CIO.

SSI Investment Management LLC
Issued 6/25/19	49

NEW ISSUE POLICY

SSI does not invest in common stock equity securities that are part of initial public offerings, or “New Issues”. Under the New Issue Rule Section 3(a) (11), New Issues do not include offerings of convertible bond and convertible preferred securities.

SSI Investment Management LLC
Issued 6/25/19	50

COMMISSION POLICY

Clients may elect directed brokerage based strategy involved.

A.	Directed Brokerage

A client may elect to designate one or more Brokers through which SSI will be instructed to execute and clear all portfolio transactions with respect to the client’s account. Clients should consider that such a designation may result in higher commissions or less favorable execution of its transactions than would be the case if SSI were free to use other Executing Brokers.

If requested by the client, SSI assists in the negotiation of commission rates on behalf of the client with the Brokers selected by the client to levels which SSI believes are competitive with rates charged by comparable firms for similar services.

Clients should take into account that designation of a Broker without SSI’s assistance in negotiating commission rates may result in higher commissions than would be the case if SSI were free to negotiate commissions with the designated Broker.

B.	Non-Directed Brokerage

A client may elect to clear all portfolio transactions with respect to its account, through one of SSI’s “Prime Brokers” or the clients custodian. In this event, SSI will have the ability to execute securities transactions on behalf of the account through either the Prime Broker or any other registered broker-dealer selected by SSI as the “Executing Broker,” with such transactions cleared through the Prime Broker/custodian and the securities delivered to the Prime Broker/custodian.

SSI allocates portfolio transactions to its Prime Broker and Executing Brokers based on SSI’s evaluation of their capability to provide the best execution (i.e., the best overall cost or proceeds to the client). Factors considered include the execution capability of the broker, the ability and willingness of the broker to facilitate the transaction by participating for its own account, the broker’s familiarity with sources from or to whom particular securities might be purchased or sold, the broker’s ability to provide research services (see soft dollar policies), and the quality and continuity of service rendered by the broker with regard to SSI’s clients.

C.	Execution Services.
1.	Introduction.

SSI must execute securities transactions for client accounts so that client accounts’ total costs or proceeds in each transaction are the most favorable under the circumstances. The lowest possible commission cost is not by itself the determinative factor. The brokerage transaction must represent the best qualitative execution for the client account, based on such factors as the efficiency of execution, the timing of the transaction, the price of the security purchased or sold, the commission rate, and the financial responsibility and responsiveness of the broker or FCM.

An investment adviser is required to implement procedures that allow the adviser to satisfy its obligation to obtain best execution. SSI conducts periodic evaluations of execution and the brokerage and research services provided by brokers and FCMs with whom it places client orders to determine if SSI is achieving best execution in client transactions. As part of those evaluations, SSI considers alternative brokers and FCMs, market makers and market centers. SSI also analyzes conflicts of interest resulting from receiving services from brokers and FCMs, such as soft dollar payments for research and other services.

SSI Investment Management LLC
Issued 6/25/19	51

2.	Execution Policies.

SSI may pay a brokerage commission in excess of that which another broker or FCM might charge for effecting the same transaction if SSI determines in good faith that such commission is reasonable in relation to the value of the brokerage, research, other services and soft dollar relationships provided by that broker or FCM, viewed in terms of either the specific transaction or SSI’s overall responsibilities to the portfolios over which SSI exercises investment authority. In addition, the research and other benefits resulting from a brokerage relationship benefit all client accounts or SSI’s operations as a whole, including client accounts that direct SSI to use a broker or FCM that does not provide soft dollar benefits.

3.	Procedures for Evaluating Execution Services.

At least annually, the CCO in conjunction with some members of the portfolio management team evaluate the trade execution services SSI receives from the brokers and FCMs it uses to execute trades for client accounts, including comparing those services to the services available from other brokers and FCMs. The CCO also determines that SSI’s execution practices are consistent with disclosures in its Form ADV and evaluates any conflicts of interest those practices may raise.

Long-Only Convertible Accounts:

A. Directed Brokerage:

1.   Client designation of a broker should be in writing; the written statement should include an acknowledgment by the client that SSI cannot negotiate commission discounts, the amount of commissions may be higher and the price may be less favorable than if SSI had freedom of choice with respect to the brokerage firm, and the amount of commission discount that the client has authorized.

2.   If only a specified amount of brokerage is to be directed to a designated broker, the portfolio manager should notify the Trading Department. The Trading Department should establish procedures to ensure a timely ending of the designated brokerage when the target has been reached.

3.   Even if an account subject to ERISA designates a particular brokerage firm, SSI still is responsible under ERISA for assuring that the amount paid for brokerage commissions and other goods and services is reasonable and that best execution is sought.

SSI Investment Management LLC
Issued 6/25/19	52

SOFT DOLLAR POLICY

For the use of soft dollars under section 28-e of the securities and exchange act of 1934:

1.	The CCO keeps a list of all products and services which have been provided to it through “soft dollar” arrangements and their intended use.

2.	SSI can demonstrate that products and services qualify as research and that any allocation of use thereof have been made in good faith.

3.	SSI discloses its soft dollar practices in Item 12 of its Form ADV Part 2, as amended from time to time.

4.	SSI continues to review regulation and guidance regarding soft dollar arrangements and the safe harbor provision of Section 28-e of the Securities Exchange Act of 1934 and makes changes to its policies accordingly.

5.	SSI does a comprehensive review on no less than an annual basis to determine the effectiveness and value of the research for continuation of the arrangement.

SSI Investment Management LLC
Issued 6/25/19	53

RECONCILIATION PROCEDURES

SSI performs and reports account valuation, performance analytics and reconciliation for all managed portfolios on a monthly basis. Preliminary reconciliations are performed on a daily basis in the Operations Department, which include all trade activities, corporate actions, and client capital contribution/withdrawals. Final reconciliations are performed in the Portfolio Accounting Department at month end.

Type of Transaction	Source of Information/ Data	Time of Entry into FIN	Time of Entry into SSI Capital Spreadsheets & QuickBooks
Capital Contribution or/ Withdrawal	Prime Brokers/ Consultant/ Custodian/ Client	Effective date or when account's cash is credited/ debited	At month-end, entered on accrual basis; Contributions effective 1st business day of month and Withdrawals effective LAST business day of month for LP’s
Securities Transactions	SSI Trading Dept./DTC	Trade date/T+1	Month-end
Futures/Swaps/ CDS Transactions	SSI Trading Dept./Prime Broker/IDC/ Custodians	Trade Date	Month-end
Stock Splits/ Stock Dividends	Bloomberg/IDC/Prime Brokers/ Custodians	Paid Date/Posted Date	N/A
Exchanges/ Spin-off/ Tender	Bloomberg/IDC/Prime Brokers/ Custodians	Paid Date/Posted Date	N/A
Cash Dividend Income/ Expense	Prime Brokers/Custodian/ Bloomberg	"as of" Paid Date	Daily or Month-end
Dividend Income/ Expense Accruals	Prime Brokers/Custodian/ Bloomberg/ IDC	Ex-Date	Daily or Month-end
Class Action Proceeds	Check received from claims file	End of month, "as of" Paid Date	Month-end and reclassified at year end
Bond Amortization/Accretion	Realized Report for closed positions, quarterly basis. Working Appraisal Holdings Report for open positions at year end	N/A	Reclassified at year end
Interest on T-Bills that serve as a collateral for futures position	Working Appraisal Holdings Report	Paid Date-Rollover	Month-end
Cash & Bond Interest Income/ Expense	Bloomberg/IDC/Prime Brokers/ Custodians	Trade date if related to a trade, otherwise "as of" Paid Date for Bond Interest Income/ Expense, End of Month for Cash Interest/ Expense	Trade date if related to a trade, otherwise "as of" paid date for Bond Interest Income/ Expense, end of month cash interest/ expense
Cash & Bond Interest Accruals	Bloomberg/IDC/Prime Brokers/ Custodians	Daily for bond Interest, End of Month for cash	End of Month - cash Daily - bond interest
Miscellaneous Expense	Prime Brokers/Bloomberg/Custodian	End of month, "as of" Paid Date	Daily or End of Month
Advisory & Performance Fee Accruals	Fees calculated using SSI's or custodians NAV	End of Month	Mgmt. fees, calculated qrtly in advance as prepaid fees and amortized monthly. Performance fees (Hedge LP Only) accrue monthly and collected at year-end or at termination.
Professional Fees	SSI estimates accruals & Billing invoices	Post on Paid Date as Fees paid/ Expense withdrawal/ Accrue Monthly	Estimated monthly accruals, adjusted when insufficient

SSI Investment Management LLC
Issued 6/25/19	54

A.	Preliminary Reconciliation – Operations Department
1.	Securities Transaction:

On “trade date +1”, SSI reconciles all security transaction files against DTC. On a daily basis, all securities, futures, swaps, CDS and corporate action transactions are verified against Bloomberg, Prime Broker and/or Custodian. Any preliminary discrepancies are researched and revised with the Prime Brokers or Custodian on T+1. At the end of the month, cumulative month-to-date activities and prices are reviewed and finalized.

B.	Final Reconciliation – Portfolio Accounting Department
1.	Account Reconciliation:

Reconciliation includes cash equivalents, positions held, and total market value. Reconciliation includes identifying variances to the exact transaction and following the variances through clearance. No variation should remain open more than 30 days without escalation to management.

When an account is fully reconciled and the worksheet completed, the preparer must initial the worksheet, update the reconciliation file with the completion date and deliver the worksheet, statement and FIN backup to the manager. The manager is responsible to review the items and initial the worksheet.

Accounts may be reconciled to trade date or settlement date depending upon the custodian accounting method and the client requirements. Many institutional clients require trade date accounting while brokerage and personal accounts may be reconciled to settlement date.

It is important to note that the custodian records contain the actual cash and positions available. Even when there is an error in the custodian processing, the actual securities reflected on the statements are the securities that are available to our portfolio managers to sell. For this reason, errors must be cleared quickly and accurately. It is not sufficient to identify a variance in the holdings, the transaction that caused the variance must be found and the item must be cleared.

2.	Account Valuation and Performance Analytics:

All account valuation and performance returns (gross and net of all fees) are calculated daily and finalized at the end of the month. Portfolio Accounting performs full equity reconciliation against the monthly statements from Prime Brokers and/or Trust Company. In addition to full month-end reconciliation, the Portfolio Accounting department will notify the Operations department of any discrepancies to be adjusted for the current month. Portfolio Accounting also verifies all monthly performance returns against preliminary returns and relative benchmarks. Any discrepancies are researched and related to the appropriate department.

3.	File Back-up:

SSI runs daily back-ups on all network and system files. All portfolio holdings including cash and equivalents, valuation and performance results are archived at the end of the month.

SSI Investment Management LLC
Issued 6/25/19	55

PORTFOLIO VALUATION POLICY

SSI performs a preliminary pricing of all portfolios on a daily basis in order to monitor existing positions, investment levels and performance. To ensure the most accurate valuation possible, SSI performs a final pricing of portfolios on a monthly basis, with full reconciliation to the Prime Broker and/or Custodian by the Portfolio Accounting Department.

In the month-end valuation of portfolios, SSI uses the following sources:

INVESTMENT SECURITY	PRICING SOURCE

Common Stocks
Exchange Traded	Bloomberg/IDC
Over-the-Counter	Bloomberg/IDC
American Depository Receipts	Bloomberg/IDC

Convertible Preferreds
Exchange Traded	NYSE/Active Institutional Dealer/IDC
Over-the-Counter	Active Institutional Dealer/IDC

Convertible Bonds
Over-the-Counter	Active Institutional Dealer/IDC

Corporate Straight
Over-the-Counter	TRACE/Active Institn’l Dealer/IDC

Index Futures, Options, SWAPS, and CDSs	Custodian/Bloomberg/Active Institutional Dealer/IDC

Synthetics	Bloomberg/Active Institutional Dealer/IDC

Money Market Funds	Custodian/Prime Broker

Government Securities	Bloomberg/IDC

SSI Investment Management LLC
Issued 6/25/19	56

Convertible Securities:

Assets held are priced daily, weekly and at month end. Asset master data on the portfolio accounting system include: Price History, Price Source and Price Vendor.

Convertible securities are priced daily using a dollar nuke formula.

Each Friday and month end, all securities held by client accounts are downloaded and sorted by Price Vendor. The Price Vendor represents the underwriting or other broker active in the issue. At market close, the vendor prices for all assets held are printed, retrieved, or downloaded.

Our portfolio accounting system vendor, FIN, provides outside vendor (IDC) pricing for approximately 85% of assets held. Operations staff input the bid levels for those assets not priced by IDC with those provided by Active Institutional Dealers. If several Institutional Dealers are active, it is customary to use the Institutional Dealer with the most accurate price based on most recent trading activity. Notwithstanding the foregoing, if SSI should determine that special circumstances exist whereby the value of an asset in a portfolio should be determined in a manner other than as set forth above, the value of such asset shall be given the value assigned by SSI in good faith. Any such changes in final pricing must be approved by the Director, Portfolio Accounting.

Once manual pricing is complete, systems reports are generated that provide assets with price variances greater than 0.5%. Operations and portfolio management staff review this report for validity and reasonableness. Additionally, a second download is generated to insure that no security prices were omitted.

Before market trading begins on the first business day after pricing, all price valuations are downloaded a third time and matched to those provided by the pricing vendors, regardless of pricing source. Any asset with a variance greater than 0.5% between price vendors is validated through multiple sources to insure that the price used is accurate.

SSI Investment Management LLC
Issued 6/25/19	57

PROXY VOTING POLICIES AND PROCEDURES STATEMENT

This Statement of Policies and Procedures (this “Statement”) sets forth the policies and procedures of SSI Investment Management LLC (the “Firm”) with respect to proxy voting. This Statement does not attempt to describe every regulatory and compliance requirement applicable to proxy voting, but rather summarizes some of the issues involved and establishes general rules and procedures. Although this Statement expressly addresses proxy voting, the policies and procedures set forth herein apply to any solicitation of votes with respect to securities held in a Discretionary Account (as defined below), such as, for example, the solicitation of the consent of the holders of fixed income securities to a proposed restructuring.

A.	Certain Definitions

“Client” means any person (including any Investment Fund) to which or for whom the Firm provides investment advisory services.

“Discretionary Account” means the investment portfolio of any Client with respect to which that Client has granted the Firm (a) discretionary proxy voting authority, or (b) discretionary investment authority without expressly retaining proxy voting authority. All Investment Funds are Discretionary Accounts.

“Investment Fund” means any United States or non-United States investment fund or pool of which the Firm serves as general partner, managing member or investment adviser or in a similar capacity.

“Non-Discretionary Account” means the investment portfolio of any Client with respect to which that Client (a) has granted the Firm discretionary investment authority but has expressly retained proxy voting authority, or (b) has not granted the Firm discretionary investment authority or discretionary proxy voting authority.

“Proxy Control Associate” means the person responsible for overseeing the adherence to the policies and procedures related to proxy voting.

B.	Use of Proxy Voting Service.

The Firm has retained the services of Institutional Shareholder Services, “ISS.” which provides research and recommendations on proxy voting issues. Institutional Shareholder Services has authority to vote the proxies for each Discretionary Account, in accordance with the Proxy Voting Policies set forth below.

From time to time, SSI reviews the policies and procedures that Institutional Shareholder Services has adopted and implemented to insulate Institutional Shareholder Services’ voting recommendations from incentives to vote the proxies to further their relationships with issuers.

C.	Discretionary Accounts.

For all accounts SSI has voting authority, the Firm will instruct each custodian for a Discretionary Account to deliver to Institutional Shareholder Services all proxy solicitation materials received with respect to that Discretionary Account. Institutional Shareholder Services will review the securities held in its Discretionary Accounts on a regular basis to confirm that ISS receives copies of all proxy solicitation materials concerning such securities.

The Firm, through Institutional Shareholder Services, will vote all proxies on behalf of Discretionary Accounts after carefully considering all proxy solicitation materials and other available facts. The Firm has instructed Institutional Shareholder Services to make all voting decisions on behalf of a Discretionary Account based solely on the determination of the best interests of that Discretionary Account. The Firm will use reasonable efforts to respond to each proxy solicitation by the deadline for such response. The Proxy Control Associate may designate an appropriate employee of the Firm to be responsible for ensuring that all proxy statements are received and that the Firm responds to them in a timely manner.

SSI Investment Management LLC
Issued 6/25/19	58

1.	Company Information. The Firm, through Institutional Shareholder Services, will review all proxy solicitation materials it receives concerning securities held in a Discretionary Account. Institutional Shareholder Services evaluates all such information and may seek additional information from the party soliciting the proxy and independent corroboration of such information when Institutional Shareholder Services considers it appropriate and when it is reasonably available.

2.	Proxy Voting Policies.

a)	The Firm will vote FOR a proposal when it believes that the proposal serves the best interests of the Discretionary Account whose proxy is solicited because, on balance, the following factors predominate:
(i)	the proposal has a positive economic effect on shareholder value;
(ii)	the proposal poses no threat to existing rights of shareholders;
(iii)	the dilution, if any, of existing shares that would result from approval of the proposal is warranted by the benefits of the proposal; and
(iv)	the proposal does not limit or impair accountability to shareholders on the part of management and the board of directors.
b)	The Firm will vote AGAINST a proposal if it believes that, on balance, the following factors predominate:
(i)	the proposal has an adverse economic effect on shareholder value;
(ii)	the proposal limits the rights of shareholders in a manner or to an extent that is not warranted by the benefits of the proposal;
(iii)	the proposal causes significant dilution of shares that is not warranted by the benefits of the proposal;
(iv)	the proposal limits or impairs accountability to the shareholders on the part of management or the board of directors; or
(v)	the proposal is a shareholder initiative that the Firm believes wastes time and resources of the company or reflects the grievance of one individual.
c)	The Firm will ABSTAIN from voting proxies when the Firm believes that it is appropriate. Usually, this occurs when the Firm believes that a proposal holds negative but nonquantifiable implications for shareholder value but may express a legitimate concern.
d)	From time to time, Institutional Shareholder Services provides to the Firm more detailed proxy voting guidelines, in accordance with this section C(2), the most recent version of which SSI maintains and will be followed by Institutional Shareholder Services when voting proxies.
3.	Conflicts of Interest. Due to the size and nature of the Firms’ operations and the Firm’s limited affiliations in the securities industry, the Firm does not expect that material conflicts of interest will arise between the Firm and a Discretionary Account over proxy voting. The Firm recognizes, however, that such conflicts may arise from time to time, such as, for example, when the Firm or one of its affiliates has a business arrangement that could be affected by the outcome of a proxy vote or has a personal or business relationship with a person seeking appointment or re appointment as a director of a company. If a material conflict of interest arises, the Firm will vote all proxies in accordance with section C(2). The Firm will not place its own interests ahead of the interests of its Discretionary Accounts in voting proxies. When voting proxies, the Firm does not consider any conflicts of interest that any other affiliate of a client (such as another service provider to an investment company client) may have.

SSI Investment Management LLC
Issued 6/25/19	59

If the Firm determines that the proxy voting policies in section C(2) do not adequately address a material conflict of interest related to a proxy, the Firm will provide the affected Client with copies of all proxy solicitation materials received by the Firm with respect to that proxy, notify that Client of the actual or potential conflict of interest and of the Firm’s intended response to the proxy request (which response will be in accordance with the policies set forth in section C(2)), and request that the Client consent to the Firm’s intended response. With respect to any Investment Fund of which the Firm serves as manager or general partner or in a similar capacity, the Firm will provide the foregoing notices to all investors in the Investment Fund and request the consent of a majority in interest of such investors. If the Client (or a majority in interest of the investors in an Investment Fund) consents to the Firm’s intended response or fails to respond to the notice within a reasonable period of time specified in the notice, the Firm will vote the proxy as described in the notice. If the Client (or a majority in interest of the investors in an Investment Fund) objects to the Firm’s intended response, the Firm will vote the proxy as directed by the Client (or a majority in interest of the investors in an Investment Fund).

4.	Shareholder Proposals by the Firm. The Firm will submit a shareholder proposal on behalf of an Investment Fund only if the Firm believes that the proposal would provide a substantial overall benefit to the Investment Fund. The Firm will submit a shareholder proposal on behalf of any other Discretionary Account only at the request of the Discretionary Account Client or with that Client’s prior written consent. The Firm will vote any shares in a Discretionary Account on behalf of a proposal submitted by the Firm in accordance with sections C(2), unless otherwise directed by the Discretionary Account Client.

5.	Proxy Vote Summaries. At the request of a Discretionary Account Client or an investor in an Investment Fund (other than an Investment Fund that is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "ICA")(such Investment Fund a "Registered Fund")), the Firm will provide that person with a report summarizing all proxy solicitations the Firm received with respect to that Discretionary Account during the period requested by that person and the action taken by the Firm on each such proxy. Regarding the proxy votes in respect of the portfolio securities in a Registered Fund, the Firm will provide that Registered Fund with the information required to be disclosed by that Registered Fund pursuant to Rule 30b1-4 of the ICA and SEC Form N-PX promulgated thereunder, including:

a)	The name of the issuer of the portfolio security;

b)	The exchange ticker symbol of the portfolio security;

c)	The Council on Uniform Securities Identification Procedures number for the portfolio security (unless not available through reasonably practical means, e.g., in the case of certain foreign issuers);

d)	The shareholder meeting date;

e)	A brief identification of the matter voted on;

f)	Whether the matter was proposed by the issuer or by a security holder;

g)	Whether the registrant cast its vote on the matter;

h)	How the registrant cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and

i)	Whether the registrant cast its vote for or against management.

SSI Investment Management LLC
Issued 6/25/19	60

D.	Non-Discretionary Accounts.

The Firm promptly will forward any proxy solicitation materials concerning securities held in a Non-Discretionary Account that the Firm receives at least five business days before the applicable proxy voting deadline to the appropriate Client. The Firm will vote any such proxy as directed by that Client. At a Client’s request, the Firm may, but is not obligated to, advise that Client with respect to the voting of any proxy. No advice concerning the voting of any proxy may be provided to any Client unless such advice has been approved by the Proxy Control Associate.

E.	Records.

The Firm will keep a copy of (a) each proxy statement it receives regarding securities held in Discretionary Accounts, (b) a record of each vote cast by the Firm with respect to securities in each Discretionary Account, (c) any document created by the Firm that is material to the Firm’s decision on voting a proxy or that describes the basis for that decision, (d) each written request from a Discretionary Account Client or an investor in an Investment Fund (other than a registered Fund) for information about how the Firm votes proxies of that Discretionary Account or Investment Fund, (e) each written response by the Firm to any oral or written request from a Discretionary Account Client or an investor in an Investment Fund other than a Registered Fund for such information and (f) with respect to a Registered Fund the information required by section C(5) hereof. The Firm may delegate to a third party the duty to keep the records identified in sections C(5) and E if that third party agrees to furnish such records to the Firm and, with respect to any records pertaining to any Registered Fund, to that Registered Fund, promptly on request, and agrees that such records pertaining to the Registered Fund proxy voting are the property of the Firm and that Registered Fund. Each such record will be maintained by the Firm or such third party for at least six years from the end of the fiscal year during which the last entry is made in that record, and for the first two years in the Firm’s office (or such third party's office, as the case may be). The Firm or such third party may elect not to keep a copy of a proxy statement if it can obtain such statement electronically via the SEC’s EDGAR system.

SSI Investment Management LLC
Issued 6/25/19	61

ANTI-MONEY LAUNDERING POLICIES AND PROCEDURES STATEMENT

This Statement of Policies and Procedures (this “Statement”) addresses the responsibilities of the employees of SSI Investment Management LLC (the “Firm”) with respect to anti-money laundering activities. This Statement does not attempt to describe every regulatory and compliance requirement applicable to these activities, but rather summarizes some of the legal issues involved and establishes general rules and procedures.

Persons with questions not answered by this Statement should contact the CCO.

A.	The Firm.
1.	The Firm has appointed a CCO who serves until he resigns or is replaced by the Firm.

2.	The CCO with the assistance of staff, reviews the government watch lists prepared by the Office of Foreign Assets Control on the Specially Designated Nationals List (at http://www.ustreas.gov/offices/enforcement/ofac/sdn/index.shtml), and compares the names on the watch lists with the names of the Firm’s clients and investors in any SSI Private Investment Partnership.

3.	An employee of the Firm should immediately notify the CCO if that employee suspects that money laundering activities are taking place in relation to a U.S. Fund or Foreign Fund. Current regulations do not define money laundering activities, but at least the following matters should be reported to the CCO:

a)	a client or an investor is a bank or other institution that is acting as an agent for an undisclosed principal;

b)	a client or an investor makes frequent investments/contributions or withdrawals/redemptions, or investments/contributions and subsequent withdrawals/redemptions occur within a short time; or

a)	a prospective client of the Firm or investor in a U.S. Fund or Foreign Fund is a senior foreign political figure[3], immediate family member of a senior foreign political figure[4] or close associate of a senior foreign political figure figure[5].

4.	If the CCO becomes aware of any suspicious activity, the CCO will:

a)	consult with the Firm’s legal counsel;

b)	if permissible under the contract or other arrangement governing the Firm’s relationship with the suspected client or investor, immediately suspend all activity with respect to the account of the suspected client or investor (including, without limitation, suspending the client’s or investor’s right to withdraw capital from or redeem beneficial ownership interests in that account);

3A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. A “senior foreign political figure” also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

4The “immediate family of a senior foreign political figure” typically includes the figure’s parents, siblings, spouse, children and in-laws.

5A “close associate of a senior foreign political figure” is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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Issued 6/25/19	62

c)	notify the SEC immediately and act in accordance with any instructions provided in writing by the SEC; and

d)	unless otherwise instructed in writing by the SEC, determine whether the Firm should terminate its relationship with the suspected client or investor.
B.	Investment Funds and Clients.
1.	If the Firm or any of its affiliates acts as the general partner, managing member or in any other similar capacity with respect to a domestic investment fund (a “U.S. Fund”), the Firm will require that each such U.S. Fund obtain appropriate representations and warranties from prospective and existing investors and:

a)	If the existing or prospective investor is a natural person, obtain either that investor’s notarized signature on his or her subscription agreement (this option is available only for prospective investors) or a certified or notarized copy of that investor’s driver’s license or passport, unless that investor has previously provided such information to the Firm or the Firm has previously established a substantive relationship with that investor;

b)	If the existing or prospective investor is an entity (unless shares of that entity are traded publicly in the United States on a national securities exchange), obtain a certified copy of that entity’s charter documents and certificates of good standing, unless (i) that investor has previously provided such information to the Firm, (ii) the Firm has previously established a substantive relationship with that investor, or (iii) the Firm has a reasonable basis upon which to determine the investor’s identity, existence and good faith;

c)	If the existing or prospective investor is an investment entity, in addition to the documents required by the preceding item b, obtain additional appropriate representations from that investor, which representations should include, among other things, representations that the investor (i) has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and is designed to detect and report any activity that raises suspicion of money laundering activities, and (ii) has obtained appropriate background information regarding all of the officers and beneficial owners of the investment entity.

2.	If the Firm acts as the investment adviser or in any other similar capacity with respect to a foreign investment fund (a “Foreign Fund”), the Firm requires representations and warranties from each such Foreign Fund or its administrator, as appropriate, that the administrator or other person who screens and accepts the subscriptions for that Foreign Fund uses appropriate anti-money laundering procedures and compares the Foreign Fund’s investor list with watch lists described above.

3.	If the Firm acts as the investment adviser or in any other similar capacity with respect to any other account (separate account/sub-advisory account), the Firm may require representations and warranties from each such client similar to the representations described in sections B.1 and B.2 above, as applicable.
C.	Meetings.

The CCO holds a meeting when required with members of the operations department and the relevant marketing staff to discuss this Statement (including modifications to this Statement required by applicable law, rule or regulation), provide updated information regarding the Firm’s anti-money laundering practices (including, if applicable, by providing a copy of the most recent watch lists) and answer employees’ questions regarding the Firm’s anti-money laundering practices.

SSI Investment Management LLC
Issued 6/25/19	63

RECORDKEEPING AND DOCUMENT RETENTION POLICY & PROCEDURES STATEMENT

Pursuant to Section 204 of the Investment Advisers Act of 1940 and Rule 204-2 promulgated thereunder, SSI maintains current records related to its investment advisory services. All documents must be retained in the office for two complete calendar years, after which period they may be transferred to SSI’s offsite storage. The records below state the required period documents will be maintained.

1.	Financial documentation related to investment advisory services for SSI and the LP’s that SSI acts as investment advisor, (SSI will maintain these items onsite for 2 complete fiscal years then in storage for a minimum of another 4 complete fiscal years.) such as:

a)	Books of original entry forming the basis of ledger entries

b)	General ledgers & Trial Balances

c)	Financial statements (Balance Sheet & Income Statement)

d)	Bank statements and cancelled checks

e)	Bills (paid and unpaid)

f)	Contracts and Agreements with third party vendors

2.	Organizational documents for SSI and the LP’s that SSI acts as investment advisor, (SSI will maintain these items onsite indefinitely while active and for 3 complete fiscal years after termination) such as:

a)	Certificate of incorporation

b)	Partnership agreements

c)	Minute books

d)	Stock certificates

3.	Securities purchase records for all accounts managed, (These records must be retained for a period of 2 complete fiscal years for all accounts onsite, then in storage for another 4 complete years for SMA and LP accounts and 5 complete years for 40 Act Fund accounts.) including:

a)	Name of client

b)	Date of transaction

c)	Name of person who recommended the transaction

d)	Name of person who placed the trade

e)	Executing broker or dealer

f)	Whether trade was discretionary or non-discretionary

g)	Trade allocation

h)	Terms of the trade (i.e. buy, sell, security identifier, # of shares, price, commission rate or amount)

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Issued 6/25/19	64

4.	Records dealing with investment supervisory or management services to a client will be maintained onsite for 2 complete calendar years and in storage for another 4 years for SMA and LP accounts and another 5 years for 40 Act Fund accounts, such as:

a)	Any instruction (or modification or cancellation of any instruction) received by the adviser from the client concerning the purchase, sale or delivery of any security, including the terms and condition of the instruction, modification or cancellation

b)	Origins of all written communications received and copies of all written communications sent by the adviser relating to recommendations or advice given or proposed, receipt, disbursement or delivery of funds or securities, or the placing or execution of a securities order

c)	Each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the adviser circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with the adviser). SSI must retain all supporting documentation to prove performance or claims.

d)	Evidence of discretionary authority

e)	Client listing

f)	Investment advisory agreements, fee schedules, investment guidelines/restrictions, directed brokerage arrangements and any other form of written agreements (from the time of termination)

g)	Records of proxy voting on behalf of client

h)	A copy of each Part II of Form ADV and amendments or revision given to any client or perspective client and a record of the dates and persons to whom such statements were given or offered to be given

i)	All written acknowledgements of receipt obtained from advisory clients relating to disclosure of solicitor fees paid by the adviser and copies of all disclosure statements delivered to the adviser’s advisory clients by such solicitor

5.	Documentation on firm’s operating policies and procedures, and code of conduct, including but not limited to the following (SSI will maintain these items onsite in perpetuity or six years after the item is no longer in effect) :

a)	Personal securities transactions

b)	Insider trading compliance

c)	Client complaint file

d)	Privacy rules

e)	Proxy voting rules

f)	Trade allocation policy statement

g)	Disaster recovery

h)	Anti-money laundering policy

i)	Code of ethics

j)	Best execution policy

k)	Soft dollar policy

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Issued 6/25/19	65

l)	Use of electronic data systems

m)	New issue policy

n)	Management policy
A.	Records That Must Be Maintained Indefinitely

Supporting documentation for advertised performance

B.	Procedures for Maintaining Records of Communication With Clients

SSI maintains master files for all client accounts in physical and electronic form. Records required to be maintained and preserved pursuant to Rule 204-2, essentially any communication relating to SSI’s business, received in hardcopy is filed in the appropriate master files and may also be saved in electronic format, and records received via e-mail are saved in electronic format and may be printed and filed in the appropriate master files.

C.	Procedures for Storing Records

Documents are retained onsite and offsite according to Rule 204-2.

D.	E-Mail Record Retention

All users’ emails are monitored, tracked and archived in real time into an e-mail management, archival and retrieval system hosted offsite with Microsoft O365 which is SEC 17a-4 compliant.

Although users are allowed to delete emails from their mailboxes, an unalterable and undeletable copy is stored with Microsoft O365 which is separate from the working email database.

E.	Instant Messaging Retention

SSI monitors, captures and archives all instant messaging that occurs between investment staff and all external parties.

SSI Investment Management LLC
Issued 6/25/19	66

ELECTRONIC RECORDKEEPING PROCEDURES

I.	INTRODUCTION
A.	Purposes of the Procedures
1.	The Adviser, as an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with the Securities Exchange Commission (the "SEC"), is required pursuant to Rule 204-2 under the Advisers Act to make and keep true, accurate and current certain books and records relating to its investment advisory business (collectively, the "Adviser's Records"). Adviser may act as an investment adviser or sub-adviser to one or more investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with the SEC (each a "Fund"), which Fund is required pursuant to Rules 31a-1 & 31a-2 under the 1940 Act to maintain and keep current certain accounts, books and other documents relating to its business (collectively, the "Fund Records"). The Rules permit the Adviser Records and the Fund Records to be kept in electronic format (each Record kept in electronic format, an "Electronic Record" and collectively, the "Electronic Records").

2.	The purposes of the Procedures are to:

a)	Arrange and index the Electronic Records in ways that permit easy location, access and retrieval of any particular Record.

b)	Enable the Adviser or the Fund, as the case may be, to provide promptly any of the following that the SEC (by its examiners or other representatives) may request:

i.	A legible, true and complete copy of the Electronic Record in the medium and format in which it is stored;
ii.	A legible, true and complete printout of the Electronic Record; and
iii.	Means to access, view and print the Electronic Record.

c)	Separately store, for the time required for preservation of the original record, a duplicate copy of the Electronic Record.

d)	Maintain and preserve the Electronic Records so as to reasonably safeguard them from loss, alteration, or destruction.

e)	Limit access to the Electronic Records to properly authorized personnel, the directors of the investment company (with respect to the Fund Records only) and the SEC (including its examiners and other representatives).

f)	Reasonably ensure that any reproduction of a non-electronic original Adviser or Fund Record on electronic media is complete, true and legible when retrieved.

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Issued 6/25/19	67

II.	REQUIRED BOOKS AND RECORDS
A.	Adviser Records

The Adviser may prepare and maintain a record in the form of Schedule 1 hereto, which shall identify the Adviser Records and indicate:

1.	If they are kept in electronic format and if so, what format.

2.	How they are produced.

3.	Location where they are kept.

4.	Person responsible for keeping them.

5.	How they are arranged and indexed.

6.	How and where the duplicate copies of them are stored separately from the originals.

7.	How they are safeguarded from loss, alteration or destruction.

8.	How access to them is limited.

B.	Fund Records

The Adviser may prepare and maintain a record in the form of Schedule 2 hereto, which shall identify the Fund Records and indicate:

1.	If they are kept in electronic format and if so, what format.

2.	How they are produced.

3.	Location where they are kept.

4.	Person responsible for keeping them.

5.	How they are arranged and indexed.

6.	How and where the duplicate copies of them are stored separately from the originals.

7.	How they are safeguarded from loss, alteration or destruction.

8.	How access to them is limited.

III.	RECORDKEEPING RESPONSIBILITY
A.	Responsibility

The Director of Information Technology shall be responsible in maintaining and keeping electronic records and testing the records. The CCO shall conduct periodic reviews of the procedures, and oversee record testing of the electronic records.

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Issued 6/25/19	68

IV.	RECORD TESTING
A.	Purposes

The Record Testing of the Electronic Records shall be designed and conducted in a manner reasonably to confirm that each of the purposes of the Procedures as set forth in Part I.A.2 hereof are achieved.

B.	Design and Conduct of Record Testing
1.	Record Testing of Electronic Records may be on a reasonable sample basis, i.e., exhaustive testing of each Electronic Record is not required.

2.	The Adviser shall prepare and maintain a record in the form of Schedule 3 hereto, which shall set forth a brief description of the Record Testing for each Adviser Record that is designated as an Electronic Record in Schedule 1 hereto, and the Adviser shall prepare and maintain a record in the form of Schedule 4 hereto shall set forth a brief description of the Record Testing for each Fund Record that is designated as an Electronic Record in Schedule 2 hereto.

3.	The CCO shall designate those persons responsible for the Record Testing of the Electronic Records identified as described in section Part III.A hereof.

V.	MAINTENANCE AND AMENDMENT
A.	Maintenance

After their initial adoption by the Adviser, who may amend these Procedures from time to time as it deems necessary, desirable or appropriate to fulfill the purpose of these Procedures, or as may be permitted or required by applicable law, regulation or interpretation thereof.

B.	Amendments and Reporting

Any amendments to these Procedures that affect the Fund or a Fund shall be reported to the Fund's board of directors at its next regular meeting and shall be subject to ratification or revision by the board of directors.

SSI Investment Management LLC
Issued 6/25/19	69

Schedule 1: Advisors Records

The following table sets forth information required by Part II.A.1-8:

Rule 204-2	Completed
Record	Advisor Records
Format	Electronic documents
Produced	Generated manually
Location	G:\_main info\*
Responsibility	Technology Department
Index	Logically by type and chronologically
Backup	Snapshot to disk NearLine backups to disk Cloud backup and archive to disk
BU Storage	9440 Santa Monica Blvd, 8th floor, Beverly Hills, CA 90210 Microsoft Azure Backup and File Sync
Safeguard	3 tier backup Cloud Backup
Access	All storage areas are locked and based on access lists

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Issued 6/25/19	70

Schedule 2: Fund Records

The following table sets forth information required by Part II.B.1-8:

Rule 31a-1 and 31a-2	Completed
Record	Fund Records
Format	Electronic documents
Produced	By users through the STARS system
Location	\\SSIMSSQL02 and FIN
Responsibility	Technology Department
Index	In a database using keys
Backup	Snapshot to disk NearLine backups to disk Cloud backup archive to disk
BU Storage	9440 Santa Monica Blvd, 8th floor, Beverly Hills, CA 90210 Microsoft Azure Backup and File Sync
Safeguard	3 tier backup Cloud Backup
Access	All storage areas are locked and based on access lists

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Issued 6/25/19	71

Schedule 3: Record Testing of Adviser Records

Rule 204-2	Completed
Record	G:\_main info\*
Record Testing Description	Annually and as needed Recovered to test area (Virtual Environment) and sampled for functionality and accuracy

SSI Investment Management LLC
Issued 6/25/19	72

Schedule 4: Record Testing of Fund Records

Rule 31a-1 and 31a-2	Completed
Record	\\SSIMSSQL02
Record Testing Description	Annually and as needed Recovered to test area (Virtual Environment) and sampled for functionality and accuracy

SSI Investment Management LLC
Issued 6/25/19	73

ELECTRONIC COMMUNICATION AND INFORMATION SYSTEMS POLICY

SSI respects the individual privacy rights of its employees; however, employee privacy does not extend to the use of Company provided equipment or supplies. SSI operates under this policy for several reasons including: (1) to ensure that these systems are only used for business purposes; (2) to follow-up on departing employees' work-in-progress; (3) to ensure that the confidentiality of its trade secrets is being preserved; (4) to monitor employee performance; (5) to maintain the systems; and (6) to monitor our customer service and relations with outside businesses. You should be aware that the following guidelines may affect your privacy in the workplace.

•	SSI’s information/communication systems are intended solely for business use. Although each employee may have individual passwords to access these systems, the systems belong to SSI and the contents are to be accessible at all times by management for any business purpose. The systems may be subject to periodic unannounced inspections, and should be treated like other shared filing systems. All system passwords must be available to management upon request.

•	Do not assume that messages and files are confidential. SSI has the capability and reserves the right to access, review, copy and delete any files and messages sent, received or stored on the systems and to disclose them to any party (inside or outside the company) it deems appropriate. SSI may utilize or override individual passwords or codes.

•	Employees may not install personal software on Company computer systems without consent from the manager and technology department. This includes instant messaging software from sources other than those provided by and managed by the Company. If you are an employee who requires one of these services in order to perform your work, the installation of this software must be approved by the employee’s supervisor and that supervisor must notify the Director of Information Technology. NOTE: all use of all such instant messaging services is monitored, recorded and archived.

•	All electronic information created by any employee using any means of electronic communication provided by SSI is the property of SSI and remains the property of SSI.

•	Access to the Internet, Web sites and other types of company-provided computer access are to be used for business only. Any information about SSI, its products or services, or other types of information that will appear in the electronic media about the company must be approved by the Director, Institutional Client Service, before the information is placed on an electronic information source.

•	Any company provided laptops or portable computers are covered by this policy at all times. They are not to be used by employees for personal use. Installing software, tools or services without the consent of the technology department is prohibited.

•	Employees who misuse these communication systems will be subject to discipline up to and including termination.

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Issued 6/25/19	74

NETWORK SECURITY POLICIES AND PROCEDURES

A.	Overview

This policy describes SSI's guidelines with regard to the use of the company's computer networking systems that are not outlined in the E-Mail, Voice-Mail, and Computer Policy document. Those policies are aimed at instructing end users as to their rights and SSI’s accepted use policies. This document outlines the security guidelines and practices employed by the systems’ administrators and engineers.

SSI manages a 50-user local area network utilizing various network and desktop operating systems to provide basic file and print services as well as delivery of both in-house and 3rd party applications. The information and applications stored on this network are valuable to SSI, and as such are protected from loss or damage by threats both internal and external. The following are policies and procedures SSI employs for this protection.

B.	Patching, Mal-ware and Anti-Virus

The regular application of critical security patches is an important part of SSI’s security procedures. Computers and other electronic devices attached to SSI’s network are regularly maintained including the application of critical security patches within two days after release by the vendor. Other patches not designated as critical by the vendor are applied on a normal maintenance schedule. Patches on production systems (e.g. servers) are applied after regular business hours so as not to disrupt operations.

SSI conducts regular scans of its network to detect known vulnerabilities. These include scans of all LAN equipment as well as review of logs from our firewall, email server and remote access server.

All SSI file servers and workstation computers have SSI's standard, supported anti-virus software installed and scheduled to run at regular intervals. In addition, the anti-virus software and the virus definition files are kept up-to-date. Desktop/server anti-virus definitions are updated upon release from vendor. Virus-infected computers are removed from the network and rebuilt to ensure absolute security. Any activities with the intention to create and/or distribute malicious programs into SSI's networks (e.g., viruses, worms, Trojan horses, e-mail bombs, etc.) are prohibited. Any employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

SSI utilizes a mal-ware scanner to identify and eliminate malicious advertising, phishing and logging programs on users’ workstations. These scans are run periodically and on an as needed basis.

C.	Remote Access

It is the responsibility of SSI employees, contractors, vendors and agents with remote access privileges to SSI's corporate network to ensure that their remote access connection is given the same consideration as the user's on-site connection to SSI.

Access to any of SSI’s data or services remotely are authorized in advance of set up by an employee’s supervisor. Control of secure remote access is enforced via end to end 448 bit encryption, SSL/TLS intrusion detection, IP address lockout, Multi-Level permission based access, and auto revocation of access rights. All employees using remote access must follow the Password Policies outlined below.

To increase security and reduce administration overhead of remote access policies, SSI has created two classifications of Remote Access:

1. Point to Point (p2p) Hardware Based VPN's - this type of access is only for predetermined services over known ports for specific applications. Approved ports typically consist of RDP and ports used for printing.

2. General Remote Access - SSI no longer allows direct access to any internal data or service from an external network for any individual user. Software VPN’s and connections using any open ports over SSI firewall is prohibited. In order to work remotely, users can only connect via RDP and are only allowed to remote control internal resources. This eliminates the need to govern and administer policies, hardware,

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Issued 6/25/19	75

systems, networks, and software (antivirus) for external environments. With this new method of access, users are required to authenticate on two separate occasions prior to gaining remote control privileges.

Organizations or individuals who wish to implement non-standard remote access solutions to the SSI production network must obtain prior approval from SSI’s Director of Information Technology. Any employee found to have violated any of these policies may be subject to disciplinary action, up to and including termination of employment.

D.	Internal Security
1.	Password Policies

The following are general guidelines for password generation given to all employees. These guidelines apply to the password each employee uses to log into SSI remotely. A two factor authentication is required for remote access.

SSI remote access passwords should not be the same as any other passwords used to log into other services or systems. Where possible, don't use the same password for various SSI access needs.

Do not share SSI passwords with anyone, including administrative assistants or secretaries, not even family members. All passwords are to be treated as sensitive, confidential SSI information.

2.	System Backup Policies

All critical data and program files are backed up Monday through Thursday and stored on site as well as offsite. All critical and non-critical data are backed up every Friday. Friday night backups are to be rotated to a secure off-site location. An additional complete system backup is to be performed on the evening of the last business day of the month. These backups are stored both on-site locally, off-site, and regionally. SSI’s Technology Department is responsible for the completion of these backups and for ensuring their integrity, including performing periodic random testing of data restoration.

3.	Tiered Security Access

Two systems at SSI employ a multi-level security policy. These are the SSI Trading, Accounting & Reporting System (FIN) and the Quest Modeling System. Users are placed in various categories to determine the range of access they have when they log into the system. Users are to be assigned to these user categories by the Director of Information Technology as approved by department Directors.

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Issued 6/25/19	76

AFFILIATED PERSONS POLICIES AND PROCEDURES

SSI procedures to prevent unlawful transactions with affiliated persons of a client who is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

A.	This includes, respectively

1.	Identification of "affiliated persons" of the Fund within the meaning of Section 2(a)(3) of the 1940 Act[4], e.g., because of their relationship to SSI such as ownership, control, status as an officer, director, etc. (each an "Affiliated Person"); and

2.	Prevention of unlawful transactions by any Affiliated Persons with the Fund, including without limitation transactions prohibited by the following provisions of the 1940 Act and the rules promulgated thereunder:

a)	Section 17(a) – (purchases and sales of property to or from the Fund; lending to or by the Fund),

b)	Section 17(d) and Rule 17d-1(a) – (joint enterprises),

c)	Section 17(e) - (third party compensation)

d)	Section 10(f) – (purchases from affiliated underwritings), and

e)	Section 12(d)(3) and Rule 12(d)(3)-1 – (purchases of securities of adviser, etc.)

B.	The Compliance Program shall use the following procedures to address such compliance items:

1.	The CCO:

a)	Upon the initial adoption of these Procedures, shall prepare (or caused to be prepared) a list of the Affiliated Persons ("Affiliated Person List"), and shall notify each listed Affiliated Person related to SSI the obligation to report and seek prior authorization for certain transactions as provided in Section B.2. below; and

b)	Thereafter, the CCO shall maintain and update (or caused to be maintained and updated) the Affiliated Person List from time-to-time as necessary or appropriate.

2.	Prior to engaging in any personal transaction with or involving the Fund (except those purchase, redemption, exchange or other transactions that are available without restriction to every other shareholder of the Fund), an Affiliated Person related to SSI shall report the proposed transaction to the CCO in writing, providing all necessary and sufficient information with respect thereto to enable the CCO to make an informed determination as to the lawfulness of such transaction. An Affiliated Person shall not affect any such proposed transaction without the prior express written pre-authorization of the CCO.

4 "Affiliated person" of another person means (A) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (B) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (C) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (D) any officer, director, partner, copartner, or employee of such other person; (E) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

SSI Investment Management LLC
Issued 6/25/19	77

PRIVATE INVESTMENT PARTNERSHIPS

A.	List of Private Funds.
1.	Private Investment Partnerships. The Firm currently acts as general partner for an Investment Fund, the SSI Hedged Convertible Opportunity Fund, LP.
B.	Revision of Offering Circular.

Revisions to the U.S. Investment Funds' Offering Circulars and Private Offering Memoranda are made (1) as necessary for disclosure of material changes to the Investment Fund’s organization, operations or investment strategies, and (2) as otherwise required by law. The CCO oversees this process, with the assistance of the Firm’s counsel.

C.	Exemption from Federal Securities Registration.
1.	General. In offering and selling limited partner interest in a U.S. fund or shares in an offshore fund ("Interests") in the United States, the funds take advantage of the so-called “private offering” exemption from the registration requirements of the federal securities laws. This exemption is described in part in section 4(2) of the Federal Securities Act of 1933, as amended (the “1933 Act”). Section 4(2) provides that the registration provisions of section 5 of the 1933 Act do not apply to transactions by an issuer not involving any public offering. The SEC has promulgated Regulation D under the 1933 Act to establish with more certainty when a transaction does not involve any public offering, and the Partnership's offering is made under Rule 506, one of the rules under Regulation D. It allows sales of Interests to an unlimited number of “accredited investors.” Interests are not sold to non-accredited investors without the approval of the CCO.

The representations in the U.S. Investment Funds' Subscription Agreements and the information requested in the U.S. Investment Funds' Offering Questionnaires are designed to provide documentary evidence of the qualifications of offerees who invest in the Partnership for purposes of compliance with section 4(2), Regulation D and Rule 205-3 under the Federal Investment Advisers Act of 1940 (the “Advisers Act”) (which is further discussed below).

For the U.S. Investment Funds, when subscribers return these documents, a Marketing Associate examines them carefully to ascertain that each subscriber meets all of the net worth and sophistication requirements of section 4(2) and the net worth or minimum investment requirements of Rule 205-3 (as discussed below). After such review, CCO, performs review of completed offering documents. The Firm generally will not accept the subscription of any subscriber who does not meet all of the requirements.

2.	No General Solicitation. No form of general solicitation or advertising may be used in offering or selling Interests. This prohibition precludes any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter, and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising. In addition, the Firm uses only the offering materials in soliciting investors.

The Principals, Executive Officers and Marketing Representatives may make offers to sell Interests. Offers are made only to offerees with whom the Firm or one of its employees has a prior relationship or to whom they have received a private introduction.

3.	Guidelines for Offering Interests.

a)	The following guidelines must be followed when making an offer of Interests in a U.S. fund:
(i)	Before mentioning or sending any material related to a U.S. Investment Fund, including the Offering Circular, to any potential investor, a determination is made that the potential investor would be a suitable investor for the fund. Only after it has been determined that the investment is suitable and the investor or the investor’s personal representative is sophisticated in financial and business matters, is an offer made and the Offering Circular provided. Operations Associates may send an Offering Circular.

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(ii)	The names of SSI’s funds are not mentioned or suggested in any public medium, including any newspaper, on radio or television, or otherwise.
(iii)	Careful records of the offering are kept, including the following:
(a)	Written records are maintained of all information obtained regarding the suitability of each prospective offeree; and
(b)	Only the Offering Circular is used in soliciting investors and, if any separate brochure is prepared, or quarterly or annual reports are sent to prospective investors, they are reviewed by a senior member of the Institutional Client Service Team, in advance so that among other things, the appropriate legends can be included.
4.	Hedge Fund Web Sites and Other Databases. There are a number of commercial web sites and other databases that seek information regarding Investment Funds for distribution through a web site, newsletter or other database. Submitting information regarding an Investment Fund to these database providers raises a number of issues regarding the prohibition on general solicitation under the 1933 Act, and the exclusion from mutual fund registration on which the Investment Fund must rely. Therefore, before giving any information about a fund to any database provider, a senior member of the Institutional Client Service Team, reviews the Firm's agreement with the database provider to determine if it is sufficient to require the database provider to comply with the requirements to reduce these risks.
D.	State Securities Laws Applicable to the Offering ("Blue Sky Laws").

The offer and sale of Interests in the United States must also comply with the securities laws of each state where an offeree or subscriber resides or is domiciled. Such laws typically require filings to be made to perfect the “private offering” exemption in that state. Some state laws (such as New York law) require that filings be made or other acts be taken before offers may be made.

The CCO should be advised as soon as possible of the state of residence or domicile of each prospective offeree, the amount that such offeree may invest, the nature of such offeree (that is, individual, corporation, trust or partnership and nature of business) and the accreditation status of each investor, so that, if necessary, counsel can be contacted to can review the applicable state laws and provide advice concerning the requirements for compliance.

E.	Performance Fee Requirements for the U.S. Funds.

Rule 205-3 of the Advisers Act provides that a performance fee may only be charged to a person who, immediately after entering into the investment advisory contract, has at least $1,000,000 under management of the investment adviser or whose net worth at the time the investment advisory contract is entered into exceeds $2,000,000 (including assets held jointly with such person’s spouse if such person is a natural person and excluding the value of such persons primary residence).

Accordingly, the Firm sells Interests to persons in the United States in the SSI Hedged Convertible Opportunity Fund, L.P. who invest at least $1,000,000 or who have a net worth that exceeds $2,000,000 (including assets held jointly with such person’s spouse and excluding the value of such persons primary residence). In some cases, such as a fund of funds, these tests are applied to each equity owner of the investing entity. The CCO should be consulted if any entities are expected to invest in an Investment Fund.

F.	ERISA Considerations.

As the funds' Offering Circulars discuss under “ERISA Considerations for Fiduciaries of Employee Benefit Plans,” the investment by certain employee benefit plan investors in a fund can result in the underlying assets of the fund, rather than the Interests held by such employee benefit plan investors, being treated as “plan assets” of such employee benefit plans unless an exemption applies.

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An exemption from the treatment of fund assets as “plan assets” is available if employee benefit plan investors, in the aggregate, own less than 25% of the Interests (excluding Interests held by the Firm or its affiliates, other than through its employee benefit plan). Therefore, unless and until the CCO decides otherwise, subscriptions from any “employee benefit plan investor” will not be accepted if doing so would cause a fund to reach the 25% threshold. For the purposes of the plan asset regulations, an “employee benefit plan investor” includes, in addition to an employee benefit plan, any entity that itself is not an employee benefit plan but in which employee benefit plans have invested 25% or more of the total investment in such entity. The Offering Questionnaires contain questions that are designed to elicit the information necessary to determine if an investor would be considered an “employee benefit plan investor.” For the U.S. funds, an Portfolio Accounting keeps a spreadsheet showing the current calculation.

G.	NASD New Issue Rule.

Rule 2790 (the “New Issue Rule”) of the National Association of Securities Dealers, Inc. (“NASD”), with certain exceptions, restricts NASD members and their associated persons from, among other things, selling new issues to any NASD member or to any associated person of a NASD member, to any hedge fund manager or to certain other restricted persons (collectively, “Restricted Persons”). The New Issue Rule, however, allows an account beneficially owned by both Restricted Persons and unrestricted persons to allocate up to ten percent of new issue profits to Restricted Persons (including the Firm). As a result, an NASD member is required to obtain a representation from the fund that the fund is eligible to receive new issues under the New Issue Rule.

The Firm does not trade any new issues in its Investment Funds.

H.	Federal Commodities Law Considerations

The Firm is registered as a Commodity Trading Adviser, and may purchase futures for certain separate account clients that are “qualified eligible persons.” The CCO is responsible for making the required regulatory filings.

I.	Investment Company Act.

The U.S. Investment Funds rely on Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), for an exclusion from the definition of an investment company because they have no more than 100 beneficial owners of their securities and are not making or proposing to make a public offering of their securities. The method of counting beneficial owners is technical and a Portfolio Accounting Associate maintains a calculation from time to time. In addition, if an investment company registered under the ICA acquires or holds five percent or more of the outstanding Interests of an Investment Fund, the Investment Fund may be deemed to be a "portfolio affiliate" of that investment company. Therefore, no mutual funds may purchase Interests without the approval of the CCO.

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Issued 6/25/19	80

J.	Tax Considerations for Foreign Limited Partners of the U.S. Funds.

Investors who are neither citizens nor residents of the United States and foreign entities that are generally exempt from United States taxation (“Foreign Limited Partners”) may suffer adverse tax consequences by investing in a U.S. Investment Fund. In addition, the Investment Fund may have to withhold each year on a Foreign Limited Partner’s allocable share of the Investment Fund’s income. Therefore, any prospective Foreign Limited Partner is advised in the Investment Fund's Offering Circular to consult its own tax advisers before investing in the Investment Fund, and the CCO will consult with the Firm’s accountants before admitting any Foreign Limited Partner.

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Issued 6/25/19	81

POLITICAL CONTRIBUTIONS POLICIES & PROCEDURES

I.	Introduction

SSI Investment Management LLC (“SSI”) has adopted these policies and procedures (the “Policy”) as part of its long standing commitment to prevent so-called “pay-to-play” practices, including practices under which direct or indirect payments by investment advisers and certain of their executives, employees or consultants to state and local government officials are perceived to improperly influence the award of government investment business. References to SSI in the Policy shall also apply to its affiliated entities listed on Appendix A. The Policy addresses the requirement of Rule 206(4)-5 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), regarding political activity by investment advisers who do business with government entities. The Policy also addresses the related recordkeeping rules in Rule 204-2 under the Advisers Act. Rule 206(4)-5 prohibits an investment adviser registered with the Securities and Exchange Commission (the “SEC”) from:

•	providing advisory services for compensation to a state or local government entity for two years after the investment adviser or a Covered Associate (as defined below) make a contribution to certain elected officials or candidates of that government entity;
•	soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the investment adviser is providing or seeking government business; and
•	providing direct or indirect payments to any third party that solicits government entities for advisory business unless the third party is a registered broker-dealer or investment adviser itself subject to "pay-to-play" restrictions.

The Policy is not intended to prevent individual employees or consultants from exercising their right as citizens to participate in the political process. Rather, the Policy is intended to: (i) facilitate the exercise of that right within the framework of the requirements of both the applicable law and the applicable provisions of contracts with clients and investors; (ii) avoid the appearance of impropriety by SSI or any SSI employee or consultant covered by the Policy in the exercise of this right; and (iii) assist SSI in becoming aware of and complying with the requirements that may be imposed upon it as a result of political contributions made by its employees and consultants covered by the Policy

II.	Definitions
A.	Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

1	The purpose of influencing any election for state or local office or, in the case of someone holding a state or local office, for the purpose of influencing the election of such person to a federal office;
2	The payment of debt incurred in connection with any such election; or
3	Transition or inaugural expenses incurred by the successful candidate for state or local office.

Contributions include not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any state or local candidate campaign, federal campaign if the candidate is holding a state or local office, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.

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Volunteer services that do not include in-kind Contributions which are provided to a campaign by employees or Covered Consultants on their own personal time are not treated as Contributions.

B.	Covered Associate means, with respect to any entity listed on Appendix A, any of the following who is a natural person:

1	Any managing member or general partner;
2	Any president;
3	Any vice president or above in charge of a principal business unit, division or function;
4	Any other officer or other individual (including a Covered Consultant) who performs a policy making function or person who has a similar status or function to those individuals covered by 1-3 above;
5	Any employee or Covered Consultant who solicits a Government Entity and any person who supervises, directly or indirectly, such employee or Covered Consultant; and

SSI considers all employees to be Covered Associates.

C.	Government Entity means any state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed plan of a state or local government (such as 529, 403(b), or 457 plans).
D.	Investment Advisory Services include:

1       Providing investment advisory services directly to a Government Entity.

2       Being an adviser or sub-adviser to the following types of entities:

a.	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that is an investment option of a participant-directed plan or program of a Government Entity (such as a 529, 403(b), or 457 plan); or
b.	An investment fund/pool in which a Government Entity invests that is not registered under the 1940 Act.

E.	Official means any person (including any election committee for the person) who is, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity.
F.	Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.
G.	Solicit means:
1	With respect to Investment Advisory Services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a Government Client for, or referring a Government Client to, an investment adviser; and
2	With respect to a Contribution or Payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution or Payment.

H.	Coordinate means, with respect to Contributions, bundling, pooling, or otherwise facilitating the Contributions made by other persons

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III.	Policies
A.	SSI, its employees and its Covered Consultants may not make, direct or Solicit any other person to make, any political contribution or provide anything else of value for the purpose of improperly influencing or inducing the obtaining, retaining or referral of investment advisory services business for SSI from a Government Entity.
B.	SSI’s employees and Covered Consultants may not make a Contribution greater than $150 to any one Official of a Government Entity per election. A primary election and a general election for the same office are considered different elections. Nonetheless, if someone makes a Contribution to an Official’s primary campaign, that person cannot make another Contribution, if combined with the first Contribution it exceeds $150, to such Official’s general campaign until after the Official wins the primary election. The CCO may approve a Contribution upto $350 per election to an Official that the employee may vote for.

C.	SSI, its employees and its Covered Consultants may not Coordinate or Solicit any person or political action committee to make any:

1	Contribution to an official of a Government Entity to which SSI is providing or seeking to provide advisory services, or
2	Payment to a political party of a state or locality where SSI is providing or seeking to provide investment advisory services to a Government Entity.

D.	SSI, its employees and its Covered Consultants are prohibited from establishing, controlling or being involved with a political action committee that makes Contributions to an Official, or any other entity that makes Contributions to an Official.
E.	SSI, its employees and its Covered Consultants may not do anything indirectly which, if done directly, would result in a violation of this Policy. For example, an employee may not encourage others to contribute to an Official or funnel payments to an Official through third parties, such as a family member or any entity.

1	Any donations made from an account of which a SSI employee or Covered Consultant is a joint holder will be deemed to be made by anyone whose name appears on the check. An employee or Covered Consultant will not be deemed to have made a Contribution drawn from a joint account if he/she (i) does not sign the check, and (ii) blacks out or otherwise removes any mention of his/her name on the check.
IV.	Procedures
A.	Pre-Approval of Contributions and Other Political Activities
1	SSI, its employees (including spouses and dependent children) and its Covered Consultants must obtain approval from Compliance prior to (i) making a Contribution (including an in-kind Contribution) of any value to an Official, or (ii) participating in any activity for an Official that might be considered Soliciting or Coordinating Contributions.
a.	Pre-approval must be obtained by submitting a pre-clearance request in the form of Appendix B – “Pre-approval for Contributions”.

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i.	Compliance will evaluate each request solely for the purpose of determining whether the request is permissible based on the requirements of this Policy and applicable law. Certain jurisdictions may impose more restrictive limits than those in this Policy.
b.	Coordinating or Soliciting Contributions may include, for example, merely having one's name appear in a fundraising letter or being in anyway involved in a meeting or conference for an Official.
c.	Pre-approval is not required for Contributions to or activities for candidates for federal office who are not state or local Officials at the time of the Contribution.
d.	If an employee or Covered Consultant would like to be in anyway involved with a federal-only political action committee, such individual must provide (as part of the pre-approval process) to Compliance a certification or similar documentation from the political action committee stating that it will not make any Contribution to any Official.
2	No employee or Covered Consultant may undertake any political election involving an Official.
(i)	using SSI’s name,
(ii)	during working hours,
(iii)	on SSI’s premises and/or
(iv)	with the use of any SSI equipment, property, funds or personnel.
3	Any approval or denial of a Contribution request shall be within the sole discretion of SSI’s CCO or his designee (any of the three Principals); provided, however, that the CCO shall not take into account his personal political views in making any determination.

B.	Quarterly Political Contributions Certification Form
1	At the end of each calendar quarter, each SSI employee and Covered Consultant must complete Appendix C - “Political Contributions Certification Form” in order to certify the capture of information regarding any Contribution to an Official made during that quarter.
C.	Identifying Covered Associates
1	SSI views all employees as Covered Associates.
D.	Pre-Approval of an Individual Becoming a Covered Associate
1	Compliance must review for conflicts anyone becoming a Covered Associate (e.g., by being hired or promoted to certain positions or by Soliciting a Government Entity).
a.	Prior to approving anyone to become a Covered Associate, Compliance will consider, among other things, the look-back provisions in Rule 206(4)-5.
i.	There is a two-year look-back period for Covered Associates who Solicit clients on behalf of SSI.
ii.	There is a six-month look-back period for Covered Associates who do not Solicit clients on behalf of SSI.
2	Human Resources will require each prospective employee and Covered Consultants to complete Appendix D - “Political Contributions Disclosure Form”.
a.	Prior to extending any offer of employment, Human Resources must obtain results of the review from Compliance for the candidate based on his/her answers to such form.

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E.	Training

1	All employees and Covered Consultants will periodically receive training on this Policy.
F.	Recordkeeping

1	Compliance will keep the necessary records based on the information gathered under this Policy in compliance with Rule 204-2 and other applicable law. These records include:

a.	The name, title and residence addresses of each Covered Associate.
b.	All direct or indirect Contributions made by SSI or any Covered Associates to an Official, or direct or indirect Payments to a political party of a state or political subdivision thereof, or to a political action committee.

i.	The records relating to Contributions and Payments will be documented as Appendix E and will list in chronological order and indicate:
•	The name and title of each contributor;
•	The name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment;
•	The amount and date of each contribution or payment; and
•	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(3).

2	In order to protect the privacy of employees and Covered Consultants, all records obtained pursuant to this Policy shall be treated as confidential and may only be reviewed by person(s) with a "need to know" or for purposes of making necessary disclosures to regulators, if required.

G.	Addressing Violations

1	Any individual who violates this Policy is subject to sanctions by SSI.

2	Upon discovering a violation of Rule 206(4)-5, Compliance will consider, among other things, whether the exception under Rule 206(4)-5(b)(3) is applicable, or whether applying for an exemption under Rule 206(4)-5(e) is appropriate.

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Appendix A to Political Contributions Policies and Procedures

This list shall include SSI and any registered investment adviser that becomes a direct or indirect subsidiary of SSI Investment Management LLC after May 1st, 2013.

As of May 1st, 2013, SSI has no direct or indirect subsidiaries.

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Appendix B to Political Contributions Policies and Procedures

Pre-approval for Contributions

Name:	Month/Year:

Date	Contribution Amount	Cash/In-Kind	Official/Recipient	State	Authorized Signature

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Issued 6/25/19	88

Appendix C to Political Contributions Policies and Procedures

Political Contributions Certification Form

I hereby certify that, since the date on which I received a copy of the Statement of Policies and Procedures of SSI Investment Management LLC or the date of my most recent Political Contributions Certification Form, whichever is later, I have complied in all respects with all Political Contributions Policies and Procedures that apply to me.

In particular, I have received approval of all political contributions that require an approval via Appendix B in which I, my spouse, and my dependent children have made.

Signed:
Print Name:
Date:

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Issued 6/25/19	89

Appendix D to Political Contributions Policies and Procedures

Political Contributions Disclosure Form

Name: ______________________________________

There is a two-year look-back period for Covered Associates who Solicit clients on behalf of SSI.

There is a six-month look-back period for Covered Associates who do not Solicit clients on behalf of SSI.

Covered Associate Solicits clients: yes / no (circle one)

Date	Contribution Amount	Cash/In-Kind	Official/Recipient	State

Signature:
Print Name:
Date:

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Issued 6/25/19	90

Appendix E to Political Contributions Policies and Procedures

Political Contributions Form

Covered Associate Name	Title	Official/Recipient	State	Contribution Amount	Cash/In-Kind	Date

SSI Investment Management LLC
Issued 6/25/19	91

THIRD-PARTY VENDORS DUE DILIGENCE AND OVERSIGHT

Overview

In an effort to enhance the services provided to a broad range of clients, SSI Investment Management LLC (“SSI”) utilize multiple third-party vendors for a diverse range of services including but not limited to – security & pricing data, market indices, risk models & analytics, order management systems, accounting systems, client relation management system, reporting, and prime brokerage services. Due diligence reviews are required prior to entering into any arrangement with a material third-party vendor. Annual reviews are performed on material third-party vendors. The purpose of this policy is to set forth the guidelines for management and staff to use in establishing and maintaining due diligence policies and procedures in order to safeguard client assets and minimize the risk of operational errors and unanticipated business disruptions.

Risk Assessment

In developing these policies and procedures, SSI considered the material risks associated with its use of material third-party vendors. This analysis includes risks such as:

•	Inadequate due diligence on third-party vendors;

•	Insufficient details in agreements of third-party vendors’;

•	Cost of service exceeds benefit of service by third-party vendors’;

•	Third-party vendors fail to meet their contractual obligations; and

•	The Employees who utilize services provided by third party vendors do not communicate with the Employees who assess or renew service contracts.

SSI has established the following guidelines to mitigate these and other risks.

Policies and Procedures

SSI’s Managing Director, Operations will be responsible for the development, implementation, and maintenance of the third-party vendor due diligence and oversight program. As part of this responsibility, Managing Director, Operations will maintain a list of the material third-party vendors as shown below along with the scope of services provided by each.

List of material Third-Party Vendors

	DATA		SYSTEMS
	Security & Pricing Data	Market Indices	Risk Models & Analytics	Order Management System	Accounting System	Reporting	CRM	Prime Brokerage
Financial Information Network (“FIN”)	X	X	X	X	X	X
Bloomberg	X	X	X
ICE Data Pricing and Reference Data, LLC	X
Satuit Technologies, Inc.							X
Intuit QuickBooks					X
Morgan Stanley								X
Pershing LLC								X
TD Ameritrade								X

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Due Diligence and Vendor Selection

Managing Director, Operations must conduct due diligence prior to retaining any material third-party vendors that are involved in SSI’s provision of investment advisory services, or that have contact with Clients or Investors. Managing Director, Operations may delegate due diligence to Operations Associate as warranted, but shall be responsible for reviewing the information gathered and making the final recommendations. All due diligence efforts will be documented and provided to the Chief Compliance Officer (“CCO”) before obtaining services from material third-party vendors.

Business Model Review and Vendor Oversight

Managing Director, Operations and/or Operations Associate need to:

o	Ensure that they understand the specific services to be provided;
o	Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider and SSI;
o	Ensure that the cost of services paid by SSI is reasonable relative to the value;
o	Ensure that the service provider is adequately managing operational risk and can continue operations, even during times of market stress or business disruptions. Review the service provider’s documentation of their business continuity plan, disaster recovery plan, cyber security policy as well as the provider’s disaster recovery and cyber security track record;
o	Review the provider’s service levels at least annually. Such reviews should be completed by March 31st. While such reviews may be informal, Managing Director, Operations will, at a minimum, elicit feedback from those Employees who actually use the services. More detailed reviews of service providers, including on-site visits, may be conducted as necessary. Such reviews may include, as applicable:

(A)	The service provider’s organizational structure, business concentration and conflicts of interest between the service provider and SSI or Clients;
(B)	The service provider’s financial stability and institutional resources;
(C)	The service provider’s internal controls and operational efficiencies;
(D)	The service provider’s business continuity plans (BCP), disaster recovery plan, cybersecurity policy, audited financial statements, insurance, credit rating and compliance with regulatory requirements;
(E)	Any anticipated changes that will affect the provider or the services under consideration and any other applicable considerations;
(F)	The cost of the service;
(G)	The service provider’s responsiveness to SSI;
(H)	Whether technology used by the service provider enhances or impedes the services being provided;

Managing Director, Operations will provide the CCO with copies of review and will notify the CCO about any material findings when each review is complete.

If an Employee believes that a third-party vendor is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to the Managing Director, Operations. Due diligence review of the provider will take place in advance of the decision to renew and/or offer new products and services.

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Issued 6/25/19	93

BUSINESS CONTINUITY STATEMENT

SSI has developed a comprehensive Business Continuity Plan to meet business and system requirements in the event of a local, regional or national disruption.

The plan documents the critical steps and procedures SSI will take to allow for the successful achievement of the following objectives should an unforeseen event occur.

A.	Rapid recovery and timely resumption of critical operations following an internal or external disruption;

B.	Rapid recovery and timely resumption of critical operations following the loss or inaccessibility of staff at SSI’s primary business location;

C.	On-going testing which confirms that critical internal and external continuity arrangements are effective and compatible.

SSI’s policy is to respond to a business disruption by safeguarding employees’ lives and firm property; making timely financial and operational assessments and quickly recovering and resuming operations. Our procedures protect all of the firm’s books and records, and allow SSI’s clients to transact business and remain fully confident in our ability to operate.

SSI’s plan anticipates and plans for two kinds of business disruptions, internal and external. Internal disruptions affect only our firm’s ability to communicate and do business, such as a fire or flood in our building or power loss in our local area. External disruptions prevent the operation of the securities markets or a number of firms, such as a terrorist attack, a city flood, or a wide-scale, regional disruption. Our response to an external disruption relies more heavily on other organizations and systems, especially on the capabilities of our prime brokers.

The CCO is responsible for approving the plan. The Director of Information Technology will conduct the required annual review. The Director of Information Technology and the CCO have the authority to execute the BCP. SSI will maintain copies of its BCP and the annual reviews, and the changes that have been made to it for inspection.

The steps outlined in the plan are designed to enable our firm to meet its obligations to customers in the event of a business disruption.

To obtain a full copy of the Business Continuity Plan, contact Syed Mehdi at (310) 595-2000.

SSI Investment Management LLC
Issued 6/25/19	94

CYBER SECURITY STATEMENT

Organizations must be increasingly more vigilant on cyber threats to protect sensitive information as hackers and phishing become more prevalent. All companies, small to large, are at risk, and just one breach could have significant consequences. However, effective controls and processes can reduce the likelihood of a breach, improve incident detection and response, and accelerate recovery efforts.

By utilizing CIA (Confidentiality, Integrity, Availability), the security framework intended to guide policies for information security, SSI is better prepared for prevention, detection, and any corrective measures necessary.

Confidentiality: Prevent unauthorized disclosure. Prevention is best achieved through proactive measures. By implementing proper technology, minimizing the external exposure, as well as proper training for individuals against social engineering attacks, SSI can reduce incidents from occurring and deter unauthorized access. Although preventive controls are often set at the perimeter, Cloud technology and remote access have changed traditional boundaries. SSI looks further and protect more by creating protective layers of security. Implementing two-factor authentication and requiring authentication at each layer of entry eliminates unauthorized access.

Integrity: Detect modifications to information. Intrusion detection software helps to monitor and alert the organization of unauthorized activities.

Availability: Provide timely and reliable access to resources. By having proper backups, multiple snapshots, and multiple replicated environments, SSI greatly reduces recovery time and recovery point objectives. Many organizations view corrective controls as solely technical, but they can also be physical, procedural, legal or regulatory in nature. For this reason, SSI has implemented a response team. In conjunction with Business Continuity and Disaster Recovery, these same team members can quickly and effectively mobilize and implement corrective measures.

There is no one-size-fits-all approach to applying security controls and often, the methods used for hacking can change, so an organization must be vigilant in staying in front of these efforts. SSI strives to assess and reassess these risks and maintain an offensive and defensive posture against cyber security.

The CCO is responsible for approving the Cyber Security Plan. The Director of Information Technology will conduct the required annual review. The Director of Information Technology and the CCO have the authority to execute the Cyber Security Plan. SSI will maintain copies of its Cyber Security Plan and the annual reviews, and the changes that have been made to it for inspection.

To obtain a full copy of the Cyber Security Plan, contact Syed Mehdi at (310) 595-2000.

SSI Investment Management LLC
Issued 6/25/19	95